Exhibit 10.20
CONTRACT OF SALE
THIS CONTRACT OF SALE (this “Agreement”) is made and entered into as of the 27th day of December, 2011, by and between NORTH DALLAS TOWN CENTER LP, a Delaware limited partnership (“One/Two Seller”), TENNYSON DEVELOPMENT LP, a Delaware limited partnership (“Three Seller” and, together with One/Two Seller, collectively, the “Sellers” and each, individually a “Seller”), each having an address of c/o Equity Office, 2311 Cedar Springs Road, Suite 300, Dallas, Texas 75201, and KBS CAPITAL ADVISORS, LLC, a Delaware limited liability company, having an address at 590 Madison Avenue, 26th Floor, New York, New York 10022 (“Purchaser”).
W I T N E S S E T H:
A.    One/Two Seller shall sell to Purchaser, and Purchaser shall purchase from One/Two Seller, at the price and upon the terms and conditions set forth in this Agreement, (a) that certain parcel of land commonly known as “One Legacy Town Center” located in Plano, Texas, and more particularly described on Exhibit A‑1 attached hereto and made a part hereof, as such legal description may be amended pursuant to the terms hereof (the “One Land”), (b) the buildings, improvements, and structures located upon the One Land (collectively, the “One Improvements”), (c) all other easements and rights appurtenant to the One Land, if any (collectively, the “One Appurtenant Rights”), (d) all right, title and interest of One/Two Seller in, to and under the Leases (as hereinafter defined) applicable to the One Property and, to the extent assignable, the Contracts (as hereinafter defined) applicable to the One Property, (e) all right, title and interest of One/Two Seller, if any, in and to the fixtures, equipment and other tangible personal property owned by One/Two Seller and attached or appurtenant to the One Land and the One Improvements (collectively, the “One Personal Property”), including, without limitation, those items listed on the attached Exhibit B‑1, and (f) to the extent assignable without consent or payment of any kind, all governmental permits, licenses and approvals, warranties and guarantees that One/Two Seller has received in connection with any work or services performed with respect to, or equipment installed in, the One Improvements (collectively, the “One Intangible Property”; the One Land, the One Appurtenant Rights, the One Improvements, the Leases applicable to the One Property, the Contracts applicable to the One Property, the One Personal Property and the One Intangible Property, collectively, the “One Property”).
B.    One/Two Seller shall sell to Purchaser, and Purchaser shall purchase from One/Two Seller, at the price and upon the terms and conditions set forth in this Agreement, (a) that certain parcel of land commonly known as “Two Legacy Town Center” located in Plano, Texas, and more particularly described on Exhibit A‑2 attached hereto and made a part hereof, as such legal description may be amended pursuant to the terms hereof (the “Two Land”), (b) the buildings, improvements, and structures located upon the Two Land (collectively, the “Two Improvements”), (c) all other easements and rights appurtenant to the Two Land, if any (collectively, the “Two Appurtenant Rights”), (d) all right, title and interest of One/Two Seller in, to and under the Leases (as hereinafter defined) applicable to the Two Property and, to the extent assignable, the Contracts (as hereinafter defined) applicable to the Two Property, (e) all right, title and interest of One/Two Seller, if any, in and to the fixtures, equipment and other tangible personal property owned by One/Two Seller and attached or appurtenant to the Two Land and the Two Improvements (collectively, the “Two Personal Property”), including, without limitation, those items listed on the attached Exhibit B‑2, and (f) to the extent assignable without consent or payment of any kind, all governmental permits, licenses and approvals, warranties and guarantees that One/Two Seller has received in connection with any work or services performed with respect to, or equipment installed in, the Two Improvements (collectively, the “Two Intangible Property”; the Two Land, the Two Appurtenant Rights, the Two Improvements, the Leases applicable to the Two Property, the Contracts applicable to the Two Property, the Two Personal Property and the Two Intangible Property, collectively, the “Two Property”).
C.    Three Seller shall sell to Purchaser, and Purchaser shall purchase from Three Seller, at the price and upon the terms and conditions set forth in this Agreement, (a) that certain parcel of land commonly known as “Three Legacy Town Center” located in Plano, Texas, and more particularly described on Exhibit A‑3 attached hereto and made a part hereof, as such legal description may be amended pursuant to the terms hereof (the “Three Land” and together with the One Land and the Two Land, collectively, the “Land”), (b) the buildings, improvements, and structures located upon the Three Land (collectively, the “Three Improvements” and together with the One Improvements and the Two Improvements, collectively, the “Improvements”), (c) all other easements and rights appurtenant to the Three Land, if any (collectively, the “Three Appurtenant Rights” and together with the One Appurtenant Rights and the Two Appurtenant Rights, collectively, the “Appurtenant Rights”), (d) all right, title and interest of Three Seller in, to and under the Leases (as hereinafter defined) applicable to the Three Property and, to the extent assignable, the Contracts (as hereinafter defined) applicable to the Three Property, (e) all right, title and interest of Three Seller, if any, in and to the fixtures, equipment and other tangible personal property owned by Three Seller and attached or appurtenant to the Three Land and the Three Improvements (collectively, the “Three Personal Property” and together with the One Personal Property and the Two Personal Property, collectively, the “Personal Property”), including, without limitation, those items listed on the attached Exhibit B‑3, and (f) to the extent assignable without consent or payment of any kind, all governmental permits, licenses and approvals, warranties and guarantees that Three Seller has received in connection with any work or services performed with respect to, or equipment installed in, the Three Improvements (collectively, the “Three Intangible Property” and together with the One Intangible Property and the Two Intangible Property, the “Intangible Property”; the Three Land, the Three Appurtenant Rights, the Three Improvements, the Leases applicable to the Three Property, the Contracts applicable to the Three Property, the Three Personal Property and the Three Intangible Property, collectively, the “Three Property”). The One Property, the Two Property and the Three Property are referred to herein, collectively or individually, as the context requires, as the “Property”.
C.    Purchaser acknowledges that the Property is being sold on an “as is” “where is” and “with all faults” basis on the terms and conditions hereinafter set forth.
NOW, THEREFORE, for $10.00 in hand paid and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:
1.Purchase and Sale. Upon the terms and conditions hereinafter set forth, (a) One/Two Seller shall sell to Purchaser, and Purchaser shall purchase from One/Two Seller, the

One Property and the Two Property, and (b) Three Seller shall sell to Purchaser, and Purchaser shall purchase from Three Seller, the Three Property.
2.    Purchase Price. The purchase price (the “Purchase Price”) for the Property shall be the sum of One Hundred Fifteen Million and 00/100th’s Dollars ($115,000,000.00).
3.    Payment of Purchase Price. The Purchase Price shall be paid to Sellers by Purchaser as follows:
3.1    Deposit.
3.1.1    Initial Deposit. Purchaser shall deposit with Commonwealth Land Title Insurance Company, at its offices at 4100 Newport Place Drive #120, Newport Beach, CA 92660, Attention: Joy Eaton (Tel. (949) 724-3145; e-mail: joyeaton@ltic.com) (“Escrowee”), by wire transfer of immediately available federal funds to an account designated by Escrowee (the “Escrow Account”), the sum of Five Hundred Thousand and 00/100th’s Dollars ($500,000.00) (together with all interest thereon, but excluding the Independent Consideration (as hereinafter defined), the “Initial Deposit”), which Initial Deposit shall be held by Escrowee pursuant to the escrow agreement (the “Escrow Agreement”) attached hereto as Exhibit N and hereby made a part hereof. If Purchaser shall fail to deposit the Initial Deposit with Escrowee within two (2) Business Days after the date this Agreement shall be executed and delivered by Sellers and Purchaser, at Sellers’ election, this Agreement shall be null, void ab initio and of no force or effect.
3.1.2    Additional Deposit. Within one (1) Business Day after the expiration of the “Due Diligence Period” (as hereinafter defined), Purchaser shall deposit with Escrowee, by wire transfer of immediately available federal funds to the Escrow Account, the sum of One Million and 00/100th’s Dollars ($1,000,000.00) (together with all interest thereon, the “Additional Deposit”; the Initial Deposit (less the Independent Consideration) and the Additional Deposit, collectively, the “Deposit”), which Additional Deposit shall be held by Escrowee in accordance with the terms and conditions of the Escrow Agreement. If Purchaser shall not deposit the Additional Deposit prior to the date that is (1) Business Day after the expiration of the Due Diligence Period, Escrowee shall promptly return the Initial Deposit to Purchaser (provided, however, that if Sellers have notified Purchaser in writing that Purchaser is in breach of any of its obligations under this Agreement (a “Pre-Closing Breach”), Escrowee shall release the Initial Deposit to Purchaser, less any amounts Sellers notify Purchaser and Escrowee in writing (which notification must be given no more than five (5) Business Days after Purchaser’s request for the return of the Initial Deposit) that Escrowee needs to holdback to cover any loss estimated by Sellers to have occurred as a result of Purchaser’s Pre-Closing Breach (“Pre-Closing Breach Amount”), which Pre-Closing Breach Amount shall be held by Escrowee until such time as either (x) Purchaser and Sellers reach an agreement and jointly notify Escrowee in writing as to the amount Sellers are owed for Purchaser’s Pre-Closing Breach, and the remaining amount, if any, to be released to Purchaser, or (y) the Purchaser’s Pre-Closing Breach has been fully adjudicated and Escrowee receives a final judgment, order, ruling or injunction issued by a court of competent jurisdiction). Notwithstanding the foregoing or anything to the contrary contained herein, the failure of Sellers to assert a Pre-Closing Breach prior to the expiration of the five (5) Business Day period provided for herein shall not in any way constitute a waiver of Sellers’ rights to subsequently assert the existence of such Pre-Closing Breach.
3.2    Independent Consideration. A portion of the amount deposited by Purchaser pursuant to Section 3.1.1, in the amount of One Hundred Dollars ($100) (the “Independent Consideration”) shall be earned by Sellers upon execution and delivery of this Agreement by Sellers and Purchaser. Sellers and Purchaser hereby mutually acknowledge and agree that the Independent Consideration represents adequate bargained for consideration for Sellers’ execution and delivery of this Agreement and Purchaser’s right to have inspected the Property pursuant to the terms of this Agreement. The Independent Consideration is in addition to and independent of any other consideration or payment provided for in this Agreement and is nonrefundable in all events. Upon the Closing (as hereinafter defined) or earlier termination of this Agreement, the Independent Consideration shall be paid to Sellers.
3.3    Closing Payment. Provided that all conditions precedent expressly set forth in this Agreement to Purchaser’s obligations hereunder have been satisfied or waived by Purchaser, the Purchase Price, as adjusted by the application of the Deposit and by the prorations and credits specified herein, shall be (i) deposited by Purchaser by wire transfer of immediately available federal funds to an account or accounts designated by Escrowee and (ii) paid by Escrowee to Sellers on the Closing Date (as hereinafter defined) by wire transfer of immediately available federal funds to an account or accounts designated in writing by Sellers (the amount being paid under this Section 3.3 being herein called the “Closing Payment”).
4.    Title Matters; Due Diligence Review; Estoppel Certificates; Conditions Precedent.
4.1    Title Matters.
4.1.1    Title to the Property.
(a)    As a condition to the Closing, Commonwealth Land Title Insurance Company (the “Title Company”) shall have committed to insure Purchaser as the fee owner of the Property in the amount of the Purchase Price by issuance of a TLTA T-1 owner’s title insurance policy (the “Owner’s Policy”) and in the standard form issued by the Title Company in the State of Texas, subject only to the Permitted Exceptions (as hereinafter defined).
(b)    Purchaser shall order, at its sole cost and expense, within five (5) days following the date hereof, (i) a commitment for an owner’s fee title insurance policy or policies with respect to the Property (the “Title Commitment”) from the Title Company and (ii) a survey of the Property prepared by a surveyor registered in the State of Texas, certified by said surveyor to Purchaser and Sellers as having been prepared in accordance with the minimum detail requirements of the ALTA land survey requirements (the “Survey”), and shall cause the Title Commitment, together with true, legible and complete copies of all instruments giving rise to any defects or exceptions to title to the Property, and the Survey to be delivered to Sellers’ attorneys concurrently with the delivery thereof to Purchaser or Purchaser’s attorneys. Republic Title of Texas, Inc. will provide title evidence in connection with the Title Company’s issuance of the Owner’s Policy. Upon Buyer’s receipt of the Survey and delivery thereof to Seller and the

Title Company, Seller and Buyer shall reasonably cooperate in good faith with the Title Company to determine the final current legal descriptions of the Land that will be included in the Deeds (as hereinafter defined) prior to the expiration of the Due Diligence Period. If any exceptions(s) to title to the Property should appear in the Title Commitment other than the Permitted Exceptions (such exception(s) being herein called, collectively, the “Unpermitted Exceptions”), subject to which Purchaser is unwilling to accept title, Purchaser shall provide Sellers with written notice (the “Title Objection Notice”) thereof on or before the expiration of the Due Diligence Period, TIME BEING OF THE ESSENCE. Sellers, in their sole and absolute discretion, may undertake to eliminate the same subject to the terms and conditions of this Section 4.1. Purchaser hereby waives any right Purchaser may have to advance, as objections to title or as grounds for Purchaser’s refusal to close this transaction, any Unpermitted Exception of which Purchaser does not notify Sellers prior to the expiration of the Due Diligence Period unless (i) such Unpermitted Exception was first disclosed to Purchaser after the expiration of the Due Diligence Period, and (ii) Purchaser shall notify Sellers of the same within five (5) Business Days following disclosure of such Unpermitted Exception to Purchaser (failure to so notify Sellers shall be deemed to be a waiver by Purchaser of its right to raise such Unpermitted Exception as an objection to title or as a ground for Purchaser’s refusal to close the transaction contemplated by this Agreement). Notwithstanding anything to the contrary contained in this Agreement, Sellers, in their sole discretion, shall have the right to adjourn the Closing for a period not to exceed fifteen (15) days (such period of time being herein called the “Extension Period”), provided that Sellers shall notify Purchaser, in writing, within five (5) Business Days after receipt by Sellers of the Title Objection Notice, whether or not they will endeavor to eliminate such Unpermitted Exceptions. Notwithstanding the foregoing or anything to the contrary set forth in this Agreement, Sellers shall not under any circumstance be required or obligated to cause the cure or removal of any Unpermitted Exception including, without limitation, to bring any action or proceeding, to make any payments or otherwise to incur any expense in order to eliminate any Unpermitted Exception or to arrange for title insurance insuring against enforcement of such Unpermitted Exception against, or collection of the same out of, the Property, notwithstanding that Sellers may have attempted to do so, or may have adjourned the Scheduled Closing Date for such purpose; provided, however, Sellers shall (x) satisfy any mortgage or deed of trust placed on the Property by Sellers or expressly assumed by Sellers, and (y) use commercially reasonable efforts to cause the removal (by bonding or otherwise) of other monetary liens encumbering the Property which are of an ascertainable amount and do not exceed $25,000, in the aggregate, and are not the responsibility of any tenant of the Property.
(c)    In the event that Sellers are unable, or elect not, to eliminate all Unpermitted Exceptions in accordance with the provisions of this Section 4.1.1, or to arrange for title insurance, without special premium to Purchaser, insuring against enforcement of such Unpermitted Exceptions against, or collection of the same out of, the Property, and to convey title to the Property in accordance with the terms of this Agreement on or before the Closing Date (whether or not the Closing is adjourned as provided in Section 4.1.1(b)), Sellers shall notify Purchaser that they elect not to remove the same, in which event Purchaser shall have the right, as its sole remedy for such election of Sellers, by delivery of written notice to Sellers within five (5) Business Days following receipt of notice from Sellers of their election not to remove such Unpermitted Exceptions, to either (i) terminate this Agreement by written notice delivered to Sellers (in which event the Deposit shall be returned to Purchaser and no party hereto shall have any further obligations in connection herewith except under those provisions that expressly survive the Closing or a termination of this Agreement; provided, however, that if Sellers have notified Purchaser as and in the manner provided by Section 3.1.2 of this Agreement, Escrowee shall release the Deposit to Purchaser, less the Pre-Closing Breach Amount, which Pre-Closing Breach Amount shall be held by Escrowee until the same is to be released as and in the manner provided by Section 3.1.2 of this Agreement), or (ii) accept title to the Property subject to such Unpermitted Exception(s) without a reduction in, abatement of, or credit against, the Purchase Price. The failure of Purchaser to deliver timely any written notice of election under this Section 4.1.1(c) shall be conclusively deemed to be an election under clause (ii) above.
(d)    If, on the Closing Date, there are any liens or encumbrances that Sellers are obligated to discharge under this Agreement, Sellers shall have the right (but not the obligation), as to liens and/or encumbrances of an ascertainable amount not to exceed, $25,000, in the aggregate, to either (i) arrange, at Sellers’ cost and expense, for affirmative title insurance or special endorsements reasonably acceptable to Purchaser insuring against enforcement of such liens or encumbrances against, or collection of the same out of, the Property, or (ii) use any portion of the Purchase Price to pay and discharge the same, either by way of payment or by alternative manner reasonably satisfactory to the Title Company, and the same shall not be deemed to be Unpermitted Exceptions.
4.1.2    Permitted Exceptions to Title. The Property shall be sold and conveyed subject to the following exceptions to title (the “Permitted Exceptions”):
(a)    any state of facts that an accurate survey may show;
(b)    all laws, ordinances, rules and regulations of the United States, the State of Texas, or any agency, department, commission, bureau or instrumentality of any of the foregoing having jurisdiction over the Property (each, a “Governmental Authority”), as the same may now exist or may be hereafter modified, supplemented or promulgated;
(c)    all presently existing and future liens of real estate taxes or assessments and water rates, water meter charges, water frontage charges and sewer taxes, rents and charges, if any, provided that such items are not yet due and payable and are apportioned as provided in this Agreement;
(d)    any other matter or thing affecting title to the Property that Purchaser shall have agreed or be deemed to have agreed to waive as an Unpermitted Exception;
(e)    all violations of laws, ordinances, orders, requirements or regulations of any Governmental Authority applicable to the Property and existing on the Closing Date, whether or not noted in the records of or issued by any Governmental Authority;
(f)    all utility easements of record which do not interfere with the present use of the Property; and
(g)    the printed exceptions which appear in the standard form Owner’s Policy of the title insurance issued by the Title Company in the State of Texas, but expressly excluding

(a) those that could be omitted by virtue of the delivery of the Title Affidavit (as hereinafter defined), and (b) any labor or material liens.
4.1.3    Title Advisory and Notices.
(a)    Title Advisory. Purchaser acknowledges that Sellers have advised Purchaser that it should either obtain abstracts covering the Properties examined by an attorney at Purchaser’s selection, or Purchaser should be furnished with or obtain title policies in connection with its purchase of the Properties.
(b)    Intentionally Omitted.
(c)    Notice Required by § 13.257, Water Code. Pursuant to Section 13.257 of the Texas Water Code, please be advised as follows: “The real property, described above, that you are about to purchase may be located in a certificated water or sewer service area, which is authorized by law to provide water or sewer service to the properties in the certificated area. If your property is located in a certificated area there may be special costs or charges that you will be required to pay before you can receive water or sewer service. There may be a period required to construct lines or other facilities necessary to provide water or sewer service to your property. You are advised to determine if the property is in a certificated area and contact the utility service provider to determine the cost that you will be required to pay and the period, if any, that is required to provide water or sewer service to your property.” Purchaser hereby acknowledges receipt of the foregoing notice at or before the execution of this Agreement for the purchase of the Land and Improvements described herein.
(d)    Annexation Notice. To the extent Section 5.011 of the Texas Property Code is applicable to all or any portion of a Property or this transaction, Purchaser hereby acknowledges and agrees that Sellers delivered the following notice to Purchaser prior to execution of this Agreement:
“NOTICE REGARDING POSSIBLE ANNEXATION
If the property that is the subject of this Agreement is located outside the limits of a municipality, the property may now or later be included in the extraterritorial jurisdiction. To determine if the property is located within a municipality’s extraterritorial jurisdiction or is likely to be located with a municipality’s extraterritorial jurisdiction, contact all municipalities located in the general proximity of the property for further information. The foregoing notice has been given solely in order to comply with Section 5.011 of the Texas Property Code and Sellers makes no representation whether and to what extent the property may already be located within the limits of a municipality.”
(e)    Statutory Notice Regarding Possible Liability for Additional Taxes. Purchaser hereby acknowledges and agrees that Sellers delivered the following notice to Purchaser prior to execution of this Agreement: “If for the current ad valorem tax year the taxable value of the land that is the subject of this Agreement is determined by a special appraisal method that allows for appraisal of the land at less than its market value, the person to whom the land is transferred may not be allowed to qualify the land for that special appraisal in a subsequent tax year and the land may then be appraised at its full market value. In addition, the transfer of the land or a subsequent change in the use of the land may result in the imposition of an additional tax plus interest as a penalty for the transfer or the change in the use of the land.  The taxable value of the land and the applicable method of appraisal for the current tax year is public information and may be obtained from the tax appraisal district established for the County in which the land is located.”
4.2    Due Diligence Reviews. Except for matters governed by the provisions of Section 4.1 above, Purchaser shall have until 5:00 p.m. (Central time) on January 13, 2012 (the period of time commencing upon the date hereof and continuing through and including such date being herein called the “Due Diligence Period”) within which to perform and complete all of Purchaser’s due diligence examinations, reviews and inspections of all matters pertaining to the purchase of the Property, including all leases and service contracts, and all physical, environmental and compliance matters and conditions respecting the Property (collectively, the “Investigations”), which Investigations shall at all times be subject to Purchaser’s compliance with the provisions of this Section 4.2; provided, however, that so long as this Agreement has not been terminated, Purchaser shall continue to have access to the Property at all reasonable times during normal business hours subsequent to the expiration of the Due Diligence Period and prior to Closing so long as Purchaser complies with each of the provisions of this Agreement, including, without limitation, the provisions of this Section 4.2 relating to such entry and inspection. Sellers shall provide Purchaser with reasonable access to the Property upon reasonable advance notice, shall endeavor to make the property manager of the Property available for an interview by Purchaser, and shall also promptly make available to Purchaser to the extent not already provided, through an internet database or email delivery, access to electronic copies of such leases, service contracts, and other contracts and agreements with respect to the Property in Sellers’ possession as Purchaser shall reasonably request, including the documents listed on Exhibit S attached hereto (collectively, the “Inspection Documents”), all upon reasonable advance written notice; provided, however, in no event shall Sellers be obligated to make available (a) any reports or studies that have been superseded by subsequent reports or studies; and/or (b) any of the following confidential and proprietary materials: (1) information contained in financial analyses or projections (including Seller’s budgets, valuations, cost-basis information and capital account information); (2) material that is subject to attorney-client privilege or that is attorney work product; (3) appraisal reports or letters; (4) organizational, financial and other documents relating to Seller, its direct and indirect partners or members or their respective affiliates; or (5) material that Seller is legally required not to disclose other than by reason of legal requirements voluntarily assumed by Seller after the date hereof.
Purchaser has informed Sellers that Purchaser is required by law to complete with respect to certain matters relating to the Property an audit commonly known as a “3-14” Audit (“Purchaser’s 3-14 Audit”). In connection with the performance of Purchaser’s 3-14 Audit, Sellers shall use commercially reasonable efforts to deliver to Purchaser, to the extent not already delivered to Purchaser the documents which are described on Exhibit P attached hereto, to the extent in existence and in Seller’s possession or control (collectively, “Purchaser’s 3-14 Audit Documents,” and, together with the Inspection Documents, the “Property Documents”).
Any entry upon the Property whether prior to or on or after the date hereof and all Investigations shall be made or performed during the applicable Seller’s normal business hours and at the sole risk and expense of Purchaser, and shall not interfere with the activities on or about the Property of any Seller, its tenants and their employees and invitees. Purchaser shall:
(a)    promptly repair any damage to the Property resulting from any such Investigations by Purchaser or Purchaser’s Representatives and replace, refill and regrade any holes made in, or excavations of, any portion of the Property used for such Investigations so that the Property shall be in the same condition that it existed in prior to such Investigations;
(b)    fully comply with all laws applicable to the Investigations and all other activities undertaken in connection therewith;
(c)    permit Sellers to have a representative present during all Investigations undertaken hereunder;
(d)    take all actions and implement all protections necessary to ensure that the Investigations and the equipment, materials, and substances generated, used or brought onto the Property in connection with the Investigations, pose no threat to the safety or health of persons or the environment, and cause no damage to the Property or other property of Sellers or other persons;
(e)    if this Agreement is terminated for any reason other than Sellers’ default, furnish to Sellers, at Sellers’ request and at no cost or expense to Sellers, copies of all surveys, soil test results, engineering, asbestos, environmental and other studies and reports (other than internal analysis and proprietary information of the Purchaser) relating to the Investigations which Purchaser shall obtain with respect to the Property, but with no representations or warranties as to the accuracy or completeness of the same and subject to any confidentiality limitations set forth in this Agreement;
(f)    maintain or cause to be maintained, at Purchaser’s expense, a policy of commercial general liability insurance, with a broad form contractual liability endorsement and with a combined single limit of not less than $1,000,000.00 per occurrence for bodily injury and property damage, automobile liability coverage including owned and hired vehicles with a combined single limit of $1,000,000.00 per occurrence for bodily injury and property damage, and an excess umbrella liability policy for bodily injury and property damage in the amount of $5,000,000.00, insuring Purchaser and Sellers as additional insureds, against any injuries or damages to persons or property that may result from or are related to (i) Purchaser’s and/or Purchaser’s Representatives’ (as hereinafter defined) entry upon the Property, (ii) any Investigations or other activities conducted thereon, and/or (iii) any and all other activities undertaken by Purchaser and/or Purchaser’s Representatives, all of which insurance shall be on an “occurrence form” and otherwise in such forms acceptable to Sellers and with an insurance company acceptable to Sellers, and deliver a copy of such insurance policy to Sellers prior to the first entry on the Property;
(g)    not permit the Investigations or any other activities undertaken by Purchaser or Purchaser’s Representatives to result in any liens, judgments or other encumbrances being filed or recorded against the Property, and Purchaser shall, at its sole cost and expense, immediately discharge of record any such liens or encumbrances that are so filed or recorded (including, without limitation, liens for services, labor or materials furnished); and
(h)    indemnify Sellers and any agent, advisor, representative, affiliate, employee, director, partner, member, beneficiary, investor, servant, shareholder, trustee or other person or entity acting on any Seller’s behalf or otherwise related to or affiliated with any Seller (collectively, “Seller Related Parties”) and hold harmless Sellers and Seller Related Parties from and against any and all claims, demands, causes of action, losses, damages, liabilities, costs and expenses (including, without limitation, attorneys’ fees and disbursements), suffered or incurred by any Seller or any Seller Related Party and arising out of or in connection with (i) Purchaser’s and/or Purchaser’s Representatives’ entry upon the Property, (ii) any Investigations or other activities conducted thereon by Purchaser or Purchaser’s Representatives, (iii) any liens or encumbrances filed or recorded against the Property as a consequence of the Investigations and/or (iv) any and all other activities undertaken by Purchaser or Purchaser’s Representatives with respect to the Property. The foregoing indemnity shall not include any claims, demands, causes of action, losses, damages, liabilities, costs or expenses (including, without limitation, attorneys’ fees and disbursements) that result solely from the mere discovery, by Purchaser or Purchaser’s Representatives, of pre-existing conditions on the Property during Investigations conducted pursuant to, and in accordance with, the terms of this Agreement, or any loss arising from Seller’s own gross negligence or willful misconduct.
Without limiting the foregoing, in no event shall Purchaser or Purchaser’s Representatives, without the prior written consent of Sellers: (x) make any intrusive physical testing (environmental, structural or otherwise) at the Property (such as soil borings, water samplings or the like), including any Phase II environmental report, or (y) contact any tenant of the Property, except for confirmatory tenant interviews; provided, however, that Purchaser shall notify Sellers of those tenants which Purchaser desires to interview, and Sellers or Sellers’ agent(s) shall promptly schedule such confirmatory tenant interviews, and Sellers or Sellers’ agent(s) shall have the right to be present at the confirmatory tenant interview (Purchaser acknowledges that Purchaser shall have no right to directly notify any tenant of an interview request, and that such interview requests shall be directed to Sellers, who shall, or shall direct its agent(s) to, schedule such confirmatory tenant interviews). Consents under the immediately preceding sentence may be given orally or by email by Chris Hendricks (Tel. (972) 404-2200; email chris_hendricks@equityoffice.com). Purchaser shall have the right from time to time to contact Governmental Authorities having jurisdiction over the Property with respect to existing zoning matters relating to the Property.
The foregoing obligations shall survive the Closing or a termination of this Agreement.
4.2.1    Property Information and Confidentiality. All Information (as hereinafter defined) provided to Purchaser shall be subject to the following terms and conditions:
(a)    Any information provided or to be provided with respect to the Property is solely for Purchaser’s convenience and was or will be obtained from a variety of sources. Except as expressly set forth in this Agreement, neither Sellers nor any Seller Related Party has made any independent investigation or verification of such information and makes no

(and expressly disclaims all) representations and warranties as to the truth, accuracy or completeness of the Information, or any other studies, documents, reports or other information provided to Purchaser hereunder and expressly disclaims any implied representations as to any matter disclosed or omitted. Neither Sellers nor any Seller Related Party shall be liable for any mistakes, omissions, misrepresentations or any failure to investigate the Property nor shall Sellers or any Seller Related Party be bound in any manner by any verbal or written statements, representations, appraisals, environmental assessment reports, or other information pertaining to the Property or the operation thereof, except as expressly set forth in this Agreement.
(b)    Purchaser agrees that, prior to Closing, neither Purchaser nor Purchaser’s Representatives shall, at any time or in any manner, either directly or indirectly, divulge, disclose or communicate to any person, entity or association the Information, or any other knowledge or information acquired by Purchaser or Purchaser’s Representatives from Sellers, any Seller Related Party or by Purchaser’s own inspections and investigations, other than matters that were in the public domain at the time of receipt by Purchaser or Purchaser’s Representatives. Without the other party’s prior written consent, neither Sellers nor Purchaser shall disclose, and Sellers shall direct Seller Related Parties and Purchaser shall direct Purchaser’s Representatives not to disclose to any person, entity or association any of the terms, conditions or other facts with respect to this Agreement, including, without limitation, the status hereof. Notwithstanding the foregoing, (x) Purchaser may disclose such of the Information and its other reports, studies, documents and other matters generated by it and (y) either party may disclose the terms of this Agreement provided that any such disclosure described in clauses (x) and (y) of this paragraph is (i) required by law or court order and discloses that portion (and only that portion) that it is legally compelled to disclose (provided prior written notice of such disclosure shall be provided to the other party and the disclosing party agrees to use its best efforts to obtain assurance that confidential treatment will be accorded to such Information by the person or persons to whom it was disclosed), or (ii) deemed reasonably necessary or desirable by Purchaser and is disclosed to Purchaser’s Representatives in connection with Purchaser’s Investigation and the transaction contemplated hereby or is disclosed to Seller Related Parties, provided that those to whom such Information or this Agreement is disclosed are informed of the confidential nature thereof and agree(s) to keep the same confidential in accordance with the terms and conditions hereof, and the disclosing party agrees to be responsible for any breach of this Section by the parties to whom it directly or indirectly discloses Information or this Agreement. Notwithstanding the foregoing, nothing contained herein shall impair Purchaser’s (or its permitted assignee’s) right to disclose information relating to this Agreement or the Property (a) to any due diligence representatives and/or consultants that are engaged by, work for or are acting on behalf of, any securities dealers and/or broker dealers evaluating Purchaser or its permitted assignees, (b) in connection with any filings (including any amendment or supplement to any S-11 filing) with governmental agencies (including the SEC) by any REIT (as defined in Section 11.7 herein) holding, or that is considering holding, an interest (direct or indirect) in any permitted assignee of Purchaser, and (c) to any broker/dealers in the Purchaser’s or any REIT’s broker/dealer network and any of the REIT’s or Purchaser’s investors.
(c)    Each party shall indemnify and hold harmless the other, non-breaching party and any related non-breaching party thereof, from and against any and all claims, demands, causes of action, losses, damages, liabilities, costs and expenses (including, without limitation, attorneys’ fees and disbursements) suffered or incurred by the non-breaching party or any related non-breaching party and arising out of or in connection with a breach by the breaching party or its representatives of the provisions of this Section 4.2.1.
(d)    Purchaser and Purchaser’s Representatives shall use reasonable care to maintain in good condition all of the Information furnished or made available to Purchaser and/or Purchaser’s Representatives in accordance with this Section 4.2. In the event this Agreement is terminated, Purchaser and Purchaser’s Representatives shall promptly deliver to Sellers all originals and copies of the Information in the possession of Purchaser and Purchaser’s Representatives.
(e)    As used in this Agreement, the term “Information” shall mean any of the following: (i) all information and documents in any way relating to the Property, the operation thereof or the sale thereof, including, without limitation, all leases and contracts furnished to, or otherwise made available for review by, Purchaser or its directors, officers, employees, affiliates, partners, members, brokers, agents, lenders, advisors, broker/dealers of the REIT or other representatives, including, without limitation, attorneys, accountants, contractors, consultants, engineers and financial advisors (collectively, “Purchaser’s Representatives”), by Sellers or any Seller Related Party, and (ii) all analyses, compilations, data, studies, reports or other information or documents prepared or obtained by Purchaser or Purchaser’s Representatives containing or based on, in whole or in part, the information or documents described in the preceding clause (i), the Investigations, or otherwise reflecting their review or investigation of the Property.
(f)    In addition to any other remedies available to Sellers, Sellers shall have the right to seek equitable relief, including, without limitation, injunctive relief or specific performance, against Purchaser or Purchaser’s Representatives in order to enforce the provisions of this Section 4.2.1.
(g)    Notwithstanding any terms or conditions in this Agreement to the contrary, no conditions of confidentiality within the meaning of IRC §6111(d) or the Treasury Regulations promulgated under IRC Sec. 6011 are intended, and the parties hereto are expressly authorized to disclose every U.S. federal income tax aspect of any transaction covered by this Agreement with any and all persons, without limitation of any kind.
(h)    The provisions of this Section 4.2.1 shall survive the Closing or a termination of this Agreement.
4.2.2    Termination Right. If, on or before the expiration of the Due Diligence Period, based upon the Investigations and/or the Information, Purchaser shall determine (in its sole and absolute discretion) that it no longer intends to acquire the Property for any reason or for no reason whatsoever, then Purchaser shall promptly notify Sellers of such determination in writing on or before 5:00 p.m. (Central time) on the date that the Due Diligence Period shall expire (such notice being herein called the “Termination Notice”), in which event the Deposit shall be returned to Purchaser and no party hereto shall have any further obligations in connection herewith except under those provisions that expressly survive the Closing or a termination of this Agreement; provided, however, that if Sellers have notified Purchaser as and in the manner provided by Section 3.1.2 of this Agreement, Escrowee shall release the Deposit to Purchaser, less the Pre-Closing Breach Amount, which Pre-Closing Breach Amount shall be held by Escrowee until the same is to be released as and in the manner provided by Section 3.1.2 of this Agreement. In the event that Purchaser shall fail to deliver the Termination Notice to Sellers on or before 5:00 p.m. (Central time) on the date that the Due Diligence Period shall expire, TIME BEING OF THE ESSENCE, Purchaser shall be deemed to have agreed that the foregoing matters are acceptable to Purchaser and that it intends to proceed with the acquisition of the Property in accordance with the terms of this Agreement without a reduction in, or an abatement of or credit against, the Purchase Price (and, thereafter, Purchaser shall have no further right to terminate this Agreement pursuant to this Section 4.2.2).
4.3    Tenant Estoppel Certificates. Sellers shall use commercially reasonable efforts to (a) prepare, or cause to be prepared, and deliver to Purchaser for review and approval, within five (5) Business Days following the date hereof, the estoppel certificates in substantially the form of Exhibit D attached hereto (each, a “Tenant Estoppel Certificate”, and collectively, the “Tenant Estoppel Certificates”), and (b) remit, or cause to be remitted, the Tenant Estoppel Certificates to the tenants of the Property for signature within two (2) Business Days following Purchaser’s written notice to Sellers that Purchaser has approved the Tenant Estoppel Certificates (which notice shall set forth any required corrections). If Purchaser fails to notify Sellers of its approval of, or any changes to, the Tenant Estoppel Certificates it receives from Sellers for approval within two (2) Business Days following Purchaser’s receipt of the same, the applicable Seller may forward such Tenant Estoppel Certificates to the tenants without Purchaser’s prior approval. Subject to the further provisions of this Section 4.3, receipt of Tenant Estoppel Certificates substantially in the form prescribed above or as provided below (i) from the tenants identified on Exhibit C attached hereto and made a part hereof (collectively, the “Required Tenants”), and (ii) a sufficient number of other tenants at the Property such that estoppel certificates shall have been received pursuant to clauses (i) and (ii) hereof with respect to not less than 80% of the total net rentable square footage of each individual Property covered by Leases (as hereinafter defined) in effect as of the Closing Date at such Property, (x) not disclosing the existence of any material uncured default under the leases referred to therein and (y) confirming the information contained in the Tenant Estoppel Certificate delivered to Purchaser for approval, shall be a condition precedent to Purchaser’s obligation to purchase the Property hereunder. Sellers shall promptly, following receipt of the same, deliver copies of the completed Tenant Estoppel Certificates to Purchaser. Sellers shall use commercially reasonable efforts (and, as used in this Agreement, commercially reasonable efforts shall not be deemed to include any obligation to institute legal proceedings, deliver notices of default or to expend any monies) to obtain executed Tenant Estoppel Certificates. Notwithstanding the foregoing, any Tenant Estoppel Certificate that is in the form, if any, prescribed in the applicable lease or other operative document or that is in any form which does not materially vary from the representations made in the form of Tenant Estoppel Certificate in Exhibit D (as modified to make the statement contained therein factually correct) shall be deemed to be a satisfactory Tenant Estoppel Certificate for all purposes under this Agreement, provided that such Tenant Estoppel Certificate does not disclose any material uncured default under the leases referred to therein and, to the extent required by the terms of such tenant’s lease, confirms the information contained in the Tenant Estoppel Certificate delivered to Purchaser for approval.

Each Seller agrees that upon its receipt of a form subordination, non-disturbance and attornment agreement (an “SNDA”) from Purchaser or its lender, such Seller shall promptly send such SNDAs to its respective tenants, and shall use commercially reasonable efforts (and, as used in this Agreement, commercially reasonable efforts shall not be deemed to include any obligation to institute legal proceedings, deliver notices of default or to expend any monies) to obtain the SNDAs, signed by such tenants, prior to the Closing Date; provided, however, that Purchaser acknowledges and agrees that receipt of any or all of the SNDAs shall not be a condition precedent to Purchaser’s obligation to purchase the Property.
4.4    Conditions Precedent to Obligations of Purchaser. The obligation of Purchaser to consummate the transactions contemplated by this Agreement shall be subject to (a) the performance and observance, in all material respects, by each Seller of all of its respective covenants, warranties and agreements of this Agreement to be performed or observed by such Seller prior to or on the Closing Date, (b) all of the representations and warranties of Sellers contained in this Agreement being true and correct in all material respects, (c) the fulfillment on or before the Closing Date of all other conditions precedent to Closing benefiting Purchaser specifically enumerated in this Agreement, any or all of which may be waived by Purchaser in its sole discretion, (d) Purchaser having received no less than one (1) Business Day prior to the Closing Date, fully executed Tenant Estoppel Certificates from all Required Tenants and a sufficient number of additional tenants to meet the requirements set forth in Section 4.3, and otherwise complying with the requirements set forth in Section 4.3 herein, (e) no unfavorable judgment, decree, injunction, order or ruling shall have been entered preventing the performance of this Agreement or any of the transactions contemplated by this Agreement by any Seller, and (f) no Violations (as hereinafter defined), the cost of which to remediate would exceed $250,000, shall have been issued in writing against the Property after the expiration of the Due Diligence Period and were not discoverable by Purchaser or Purchaser’s Representatives prior to the expiration of the Due Diligence Period; provided that Sellers shall have the right to adjourn the Scheduled Closing Date for up to fifteen (15) days to satisfy the conditions set forth in this Section 4.4; provided, further, that if Sellers exercise the right to adjourn the Scheduled Closing Date pursuant to this Section and/or Section 4.1.1(b), Sellers may not adjourn the Scheduled Closing Date for more than thirty (30) days in the aggregate after taking into consideration an adjournment under Section 4.1.1(b).
4.5    Conditions Precedent to Obligations of Seller. The obligation of Sellers to consummate the transactions contemplated by this Agreement shall be subject to (a) the performance and observance, in all material respects, by Purchaser of all covenants and agreements of this Agreement to be performed or observed by Purchaser prior to or on the Closing Date (provided that Purchaser shall have delivered the full amount of the Closing Payment) and the fulfillment on or before the Closing Date of all other conditions precedent to Closing benefiting Sellers specifically set forth in this Agreement, any or all of which may be waived by Sellers in their sole discretion, and (b) all of the representations and warranties of Purchaser contained in this Agreement being true and correct in all material respects.
5.    Closing. The closing (the “Closing”) of the sale and purchase contemplated herein shall occur on February 14, 2012 (the “Scheduled Closing Date”), TIME BEING OF THE ESSENCE with respect to Purchaser’s obligation to close on such date, at the offices of Escrowee through an escrow and pursuant to escrow instructions consistent with the terms of this

Agreement and otherwise mutually satisfactory to Sellers and Purchaser (the date on which the Closing shall occur being herein referred to as the “Closing Date”). Purchaser shall have the right to extend the Closing Date for up to fifteen (15) days by (i) delivering written notice to Sellers of its election to extend no later than two (2) Business Days prior to the Scheduled Closing Date, and (ii) depositing with Escrowee an additional non-refundable deposit of One Million Dollars ($1,000,000) (the “Extension Deposit”) at least one (1) Business Day prior to the Scheduled Closing Date. The Extension Deposit shall be deemed to be part of the Deposit and shall be held and disposed of by Escrowee in accordance with the terms and provisions of this Agreement. Notwithstanding the foregoing or anything to the contrary contained herein, Purchaser shall have the right, exercisable by delivery of a written notice to Sellers (the “Accelerated Closing Date Notice”), to accelerate the Closing Date to a Business Day selected by Purchaser; provided that such date shall not be any earlier than six (6) Business Days following delivery of the Accelerated Closing Date Notice. Delivery of the Accelerated Closing Date Notice shall constitute approval by Purchaser of all matters to which Purchaser has a right of approval and a waiver of all conditions precedent to Purchaser’s obligation to consummate the transaction contemplated by this Agreement (other than the obligation of Sellers to make the deliveries provided for in Section 5.1; provided that if Sellers are unable to deliver the Update (as hereinafter defined), then Sellers shall have the right to adjourn the Closing for a period not to exceed six (6) Business Days in the aggregate). If Purchaser delivers the Accelerated Closing Date Notice, Sellers shall, subject to the foregoing, be deemed to have waived all rights to adjourn the Closing Date hereunder. Without limiting the foregoing, and for the purpose of clarification only, delivery by Purchaser of the Accelerated Closing Date Notice shall constitute Purchaser’s acceptance of all title exceptions encumbering the Property as of the Closing Date. The Closing shall constitute approval by each party of all matters to which such party has a right of approval and a waiver of all conditions precedent.
5.1    Seller Deliveries. No less than one (1) Business Day prior to the Closing, Sellers shall deliver or cause to be delivered to Purchaser or to the Escrowee, as the case may be, the following items executed and acknowledged by each Seller, as appropriate:
(a)    a deed for the One Land and One Improvements (the “One Deed”) in the form attached hereto and made a part hereof as Exhibit F-1.
(b)    a deed for the Two Land and Two Improvements (the “Two Deed”) in the form attached hereto and made a part hereof as Exhibit F-2.
(c)    a deed for the Three Land and Three Improvements (the “Three Deed” and, together with the “One Deed” and the “Two Deed”, collectively, the “Deeds”) in the form attached hereto and made a part hereof as Exhibit F-3.
(d)    an assignment and assumption of the Leases for each of the One Property, the Two Property and the Three Property (individually and collectively, the “Assignment and Assumption of Leases”), in the form attached hereto and made a part hereof as Exhibit G.
(e)    a bill of sale for each of the One Property, the Two Property and the Three Property (individually and collectively, the “Bill of Sale”), in the form attached hereto and made a part hereof as Exhibit H.

(f)    a certification of non-foreign status (the “FIRPTA”) executed by each Seller, in the form attached hereto and made a part hereof as Exhibit I, and any required state certificate that is sufficient to exempt Sellers from any state withholding requirement with respect to the transactions contemplated hereby.
(g)    an assignment and assumption of the Contracts for each of the One Property, the Two Property and the Three Property (individually and collectively, the “Assignment and Assumption of Contracts”), in the form attached hereto and made a part hereof as Exhibit J.
(h)    all existing surveys, blueprints, drawings, plans and specifications for or with respect to the Property or any part thereof, to the extent the same are in Sellers’ possession.
(i)    all keys to the Improvements, to the extent the same are in Sellers’ possession.
(j)    all Leases in effect on the Closing Date, to the extent the same are in Sellers’ possession.
(k)    all Contracts that shall remain in effect after the Closing, to the extent the same are in Sellers’ possession (all items in clauses (f) through (i) may be either delivered at Closing or left at the management office at the Property, to the extent not previously delivered to Purchaser).
(l)    such further instruments as may be required by the Title Company to record the Deeds.
(m)    notices to each of the tenants under the Leases (each, a “Tenant Notice”, and collectively, the “Tenant Notices”) in the form attached hereto and made a part hereof as Exhibit K, advising such tenants of the sale of the Property to Purchaser and directing them to make all payments to Purchaser or its designee, which Tenant Notices Purchaser shall, at Purchaser’s sole cost and expense, either mail by certified mail return receipt requested or hand-deliver to each applicable tenant.
(n)    evidence reasonably satisfactory to the Title Company respecting the due organization of Sellers and the due authorization and execution by Sellers of this Agreement and the documents required to be delivered hereunder.
(o)    an owner’s affidavit and gap indemnity as to each Property in the form of Exhibit L attached hereto and made a part hereof (individually and collectively, the “Title Affidavit”).
(p)    a certificate (the “Update”) of Sellers dated as of the Closing Date certifying that the representations and warranties of Sellers set forth in Section 7.1.1 of this Agreement, other than the representations and warranties set forth in Section 7.1.1 of this Agreement which are made as of the date of this Agreement (the representations and warranties of Sellers set forth in Section 7.1.1 of this Agreement, other than the representations and warranties set forth in Section 7.1.1 of this Agreement which are made as of the date of this

Agreement, being hereafter referenced to as “Closing Date Representations”), remain true and correct in all material respects as of the Closing Date, it being agreed that if any Closing Date Representation shall no longer be true and correct in any material respect due to a change in the facts or circumstances which do not otherwise constitute a default of Sellers pursuant to the express terms of this Agreement and Sellers are unable to deliver the Update, the failure of Sellers to deliver the Update shall, subject to the terms of Section 7.2.3(e), constitute a failure of a condition to Closing and shall not constitute a default by Sellers under this Agreement, and Purchaser’s sole remedy in connection therewith shall be to terminate this Agreement by written notice to Sellers, in which event the Deposit shall be returned to Purchaser and no party hereto shall have any further obligations in connection herewith except under those provisions that expressly survive the Closing or a termination of this Agreement; provided, however, that if Sellers have notified Purchaser as and in the manner provided by Section 3.1.2 of this Agreement, Escrowee shall release the Deposit to Purchaser, less the Pre-Closing Breach Amount, which Pre-Closing Breach Amount shall be held by Escrowee until the same is to be released as and in the manner provided by Section 3.1.2 of this Agreement.
(q)    all originals in Sellers’ possession or control (and where originals are not available, copies) of the Property Documents.
5.2    Purchaser Deliveries. Except as otherwise expressly provided below, no less than one (1) Business Day prior to the Closing, Purchaser shall deliver or cause to be delivered to Sellers or to the Escrowee, as the case may be, the following items executed and acknowledged by Purchaser, as appropriate:
(a)    the remaining funds for the Purchase Price, sent by wire transfer of immediately available federal funds to the account designated by Sellers and available for disbursement no later 1:00 p.m. (Central Time) on the Closing Date.
(b)    each Assignment and Assumption of Leases.
(c)    each Assignment and Assumption of Contracts.
(d)    such further instruments as may be necessary to record the Deeds.
(e)    the Tenant Notices.
(f)    evidence reasonably satisfactory to the Title Company respecting the due organization of Purchaser and the due authorization and execution by Purchaser of this Agreement and the documents required to be delivered hereunder.
5.3    Closing Costs. Sellers shall pay (1) an amount equal to the “basic” title insurance premium for a single standard form TLTA T-1 Owner’s Policy of Title Insurance issued by the Title Company in the State of Texas with coverage in the amount of the Purchase Price, and (2) 50% of all escrow charges and recording fees. Buyer shall pay (1) 50% of all escrow charges and recording fees, (2) the amount by which the title insurance premium cost of the Owner’s Policy, or, if applicable, of multiple Owner’s Policies (i.e., if Purchaser obtains one policy for each Property rather than a single policy), and all endorsements thereto, exceeds the amount of the “basic” title insurance premium for a single standard form TLTA T-1 Owner’s

Policy of Title Insurance with coverage in the amount of the Purchase Price, (3) the costs to obtain the Survey, and (4) all fees, costs or expenses in connection with Buyer’s due diligence reviews hereunder. Any other closing costs shall be allocated in accordance with local custom. Except as expressly provided in the indemnities set forth in this Agreement, Sellers and Purchaser shall pay their respective legal, consulting and other professional fees and expenses incurred in connection with this Agreement and the transaction contemplated hereby and their respective shares of prorations as hereinafter provided. The provisions of this Section 5.3 shall survive the Closing or a termination of this Agreement.
5.4    Prorations.
5.4.1    The following shall be prorated between the Sellers and Purchaser as of 12:01 a.m. on the Closing Date (on the basis of the actual number of days elapsed over the applicable period regardless when payable):
(a)    All real estate taxes, water charges, sewer rents, vault charges and assessments on the Property on the basis of the fiscal year for which assessed. In no event shall Sellers be charged with or be responsible for any increase in the taxes on the Property resulting from the sale of the Property or from any improvements made or leases entered into on or after the Closing Date. If any assessments on the Property are payable in installments, then the installment for the current period shall be prorated (with Purchaser assuming the obligation to pay any installments due after the Closing Date).
(b)    Subject to this Section 5.4.1(b), all fixed rent and regularly scheduled items of additional rent under the Leases, and other tenant charges if, as and when received. Sellers shall deliver or provide a credit in an amount equal to all prepaid rentals for periods after the Closing Date and all refundable cash security deposits (to the extent the foregoing were made by tenants under the Leases and are not applied or forfeited prior to the Closing Date) to Purchaser on the Closing Date. As to any tenant security deposits held in the form of letters of credit or other financial instruments (the “Non-Cash Security Deposits”), the applicable Seller shall (i) deliver to Purchaser at Closing such original Non-Cash Security Deposits, and (ii) execute and deliver at Closing such other instruments as the issuer of such Non-Cash Security Deposits shall reasonably require in order to cause the named beneficiary under such Non-Cash Security Deposits to be changed to Purchaser; provided that such instruments do not impose any liability on Sellers. Purchaser will not receive a credit against the Purchase Price for the Non-Cash Security Deposits. Rents which are delinquent as of the Closing Date shall not be prorated on the Closing Date. Purchaser shall include such delinquencies in its normal billing and shall diligently pursue the collection thereof in good faith after the Closing Date (but Purchaser shall not be required to litigate or declare a default in any Lease). To the extent Purchaser receives rents on or after the Closing Date, such payments shall be applied first toward the rents for the month in which the Closing occurs, second to the rents that shall then be due and payable to Purchaser, and third to any delinquent rents owed to the applicable Seller, with such Seller’s share thereof being held by Purchaser in trust for such Seller and promptly delivered to such Seller by Purchaser. Purchaser may not waive any delinquent rents nor modify a Lease so as to reduce or otherwise affect amounts owed thereunder for any period in which the applicable Seller is entitled to receive a share of charges or amounts without first obtaining such Seller’s written consent, which consent may be given or withheld in such

Seller’s sole and absolute discretion. Sellers hereby reserve the right to pursue any remedy against any tenant owing delinquent rents and any other amounts to a Seller (but shall not be entitled to terminate any lease or any tenant’s right to possession), which right shall include the right to continue or commence legal actions or proceedings against any tenant; provided, however, that Sellers shall not be entitled to exercise such right until the expiration of the six (6) month period following the Closing. Delivery of the Assignment and Assumption of Leases shall not constitute a waiver by Sellers of such right, and such right shall survive the Closing. Purchaser shall bill and attempt to collect such delinquent rent in the ordinary course of business, but shall not be obligated to engage a collection agency or take legal action to collect any delinquencies. With respect to delinquent rents and any other amounts or other rights of any kind respecting tenants who are no longer tenants of the Property as of the Closing Date, Sellers shall retain all rights relating thereto. Any rents received by Sellers applicable to the period after the Closing shall be promptly remitted to Purchaser.
(c)    If any tenant of the Property is obligated to pay percentage rent based upon the calendar year or lease year in which the Closing Date occurs (the “Percentage Rent Year”), Purchaser shall, within thirty (30) days after receipt of such payment with respect to the Percentage Rent Year, remit to the applicable Seller that portion which is equal to the number of days which elapsed between the commencement date of the Percentage Rent Year for each such tenant and the Closing Date, divided by the total number of days in such Percentage Rent Year. If a Seller has received payments of percentage rent based on any Percentage Rent Year in which the date of Closing occurs, in excess of such Seller’s share as calculated as set forth above in this Section 5.4.1(c), it shall promptly pay such excess to Purchaser. In the event that the Leases require the reconciliation of additional rent “pass-throughs” to the landlord for common area maintenance charges, real estate taxes or other operating expenses (collectively, the “Expenses”), Purchaser shall perform all of the obligations of the landlord under the Leases with respect to such reconciliations for the year of Closing as and when required by the terms of the Leases and provide the applicable Seller with the results of such reconciliations no later March 31st of the calendar year succeeding the Closing Date. If such results reflect the underpayment of Expenses by tenants of the Property for the year of Closing, Purchaser shall bill the appropriate amounts to such tenants in accordance with the terms of their leases and remit to the applicable Seller its prorata share of the amount collected from the tenants within thirty (30) days of Purchaser’s collection of the same. If such results reflect the overpayment of Expenses by tenants of the Property for the year of Closing, Purchaser shall deliver to the applicable Seller an invoice from Purchaser together with evidence reasonably satisfactory to such Seller indicating that such sums are due to such tenants. The applicable Seller shall pay Purchaser such Seller’s prorata share of the amounts due to such tenants within thirty (30) days of Purchaser’s demand, provided that such Seller shall have no obligation to reimburse Purchaser for any sums not invoiced on or before July 1st of the calendar year succeeding the Closing Date. Notwithstanding the foregoing, if, as of the Closing, a Seller has received additional rent payments in excess of the amount that the tenants would be required to pay, based on the actual Expenses as of the Closing, Purchaser shall receive a credit in the amount of such excess. The provisions of this Section 5.4.2(c) shall survive the Closing.
(d)    All operating expenses customarily apportioned between sellers and purchasers of real estate properties similar to the Property and located in the same geographic area as the Property.

(e)    Charges and payments under Contracts or permitted renewals or replacements thereof assigned to Purchaser pursuant to the Assignment and Assumption of Contracts.
(f)    Any prepaid items, including, without limitation, fees for licenses which are transferred to Purchaser at the Closing and annual permit and inspection fees.
(g)    Utilities, including, without limitation, telephone, steam, electricity and gas, on the basis of the most recently issued bills therefor, subject to adjustment after the Closing when the next bills are available, or if current meter readings are available, on the basis of such readings.
(h)    Deposits with telephone and other utility companies, and any other persons or entities who supply goods or services in connection with the Property if the same are assignable and are assigned to Purchaser at the Closing, which shall be credited in their entirety to the applicable Seller.
(i)    Personal property taxes, if any, on the basis of the fiscal year for which assessed.
(j)    Permitted administrative charges, if any, on those tenants’ security deposits transferred by Sellers pursuant to the Assignment and Assumption of Leases.
(k)    Taxes payable by Sellers relating to operations of the Property, including, without limitation, business and occupancy taxes and sales taxes, if any.
(l)    Such other items as are customarily apportioned between sellers and purchasers of real properties of a type similar to the Property and located in the same geographic area as the Property.
5.4.2
(a)    Intentionally deleted.
(b)    If any of the items described in Section 5.4.1 hereof cannot be apportioned at the Closing because of the unavailability of information as to the amounts which are to be apportioned or otherwise, or are incorrectly apportioned at Closing or subsequent thereto, such items shall be apportioned or reapportioned, as the case may be, as soon as practicable after the Closing Date or the date such error is discovered, as applicable; provided that (i) with the exception of any item required to be apportioned pursuant to Section 5.4.1(a), (b) or (g), neither party shall have the right to request apportionment or reapportionment of any such item at any time following the one hundred eightieth (180th) day after the Closing Date and (ii) with respect to the items required to be apportioned pursuant to Section 5.4.1(a), (b) or (g), neither party shall have the right to request apportionment or reapportionment of any such item at any time following the one (1) year anniversary of the Closing Date. If the Closing shall occur before a real estate or personal property tax rate or assessment is fixed for the tax year in which the Closing occurs, the apportionment of taxes at the Closing shall be upon the basis of the tax rate or assessment for the preceding fiscal year applied to the latest assessed valuation. Promptly after the new tax rate or assessment is fixed, the apportionment of taxes or assessments shall be recomputed and any discrepancy resulting from such recomputation and any errors or omissions in computing apportionments at Closing shall be promptly corrected and the proper party reimbursed, which obligations shall survive the Closing.
5.4.3    Items to be prorated at the Closing shall include a credit to Sellers for costs and expenses incurred by Sellers in connection with any new Leases or modifications to any existing Leases entered into after the date hereof in accordance with the terms and conditions set forth in Section 7.2.3(a) of this Agreement, but only to the extent such costs and expenses are approved or deemed approved by Purchaser pursuant to Section 7.2.3(a) or disclosed to Purchaser in writing or in the proposed lease at least three (3) Business Days prior to the expiration of the Due Diligence Period. Sellers shall be responsible for those leasing costs set forth on Exhibit E and all other brokerage and leasing commissions and tenant improvement costs for the initial term of all Leases entered into prior to the date of this Agreement and for any extension, renewal or expansion of any such Lease exercised prior to the date of this Agreement, provided in all such instances, the term of such Lease, extension, renewal or expansion and the regularly scheduled payment of rent commences prior to the date of this Agreement (collectively, “Seller Leasing Costs”). Purchaser shall be responsible for and expressly assumes the obligation to pay all brokerage and leasing commissions, tenant improvement costs and other costs and expenses including attorney’s fees other than the Seller Leasing Costs for any new leases entered into from and after the date of this Agreement and any extension, renewal or expansion of any existing Lease exercised or entered into from and after the date of this Agreement including, without limitation amounts owed under the Brokerage Agreements, provided in all such instances, the term of such Lease, extension, or expansion or the regularly scheduled payment of rent commences from and after the date of this Agreement, provided such new leases or extensions or expansions are approved or deemed approved by Purchaser pursuant to Section 7.2.3(a) of this Agreement and provided such brokerage and leasing commissions, tenant improvement costs and other costs are disclosed to Purchaser in writing, in the applicable lease or other agreement delivered to Purchaser at the time Purchaser approves (or is deemed to have approved) such new leases, or any such Lease extensions, renewals or expansions (collectively, “Purchaser Leasing Costs”). If at the Closing any Seller has paid any Purchaser Leasing Costs, the prorations at the Closing shall include an appropriate credit to Sellers. If at the Closing there remain unpaid Seller Leasing Costs, Purchaser shall expressly assume the responsibility to pay such unpaid Seller Leasing Costs, and the prorations at the Closing shall include an appropriate credit to Purchaser. The Seller Leasing Costs set forth on Exhibit E include the estimated cost of tenant improvement work to be performed by or on behalf of the landlord pursuant to those certain contracts, each dated December 1, 2011 between One/Two Seller and Pacific Builders Inc. (the “Existing Construction Contracts”) for improvements in and around the respective premises occupied by Cain, Watters and Associates, Dental Community Management, Peeples & Hilburn, Family Legacy Trust, and Daniel Pritchett (the “Current Work”). Buyer acknowledges that Seller is currently negotiating additional contracts (the “Prospective Construction Contracts” and together with the Existing Construction Contracts, collectively, the “Construction Contracts”) for work to be performed in and around the respective premises occupied by Goranson, Bain, Larsen & Greenwald, L.L.C., LiquidAgents, LLC, and Lifeway Financial Corporation (the “Prospective Work” and together with the Current Work, collectively, the “TI Work”), the estimated cost of which is also reflected in the Seller Leasing Costs set forth on Exhibit E. Notwithstanding anything to the contrary herein (including, without limitation Section 7.2.2) Buyer hereby approves the Prospective Construction Contracts to be entered into by Seller prior to the Closing. If any of the TI Work is not completed prior to the Closing, Buyer shall be entitled to a credit at Closing in the amount of the unpaid remaining TI Work pursuant to this Section 5.4.3, and Purchaser shall assume the applicable Construction Contract(s) as of the Closing Date.
5.4.4    As provided in Section 11.1.2, Sellers shall be responsible for paying all fees, costs or commissions owing to the Broker (as defined in Section 11.1.2) with regard to the transactions contemplated by this Agreement.
5.4.5    The provisions of this Section 5.4 shall survive the Closing.
6.    Condemnation or Destruction of Property. In the event that, after the date hereof but prior to the Closing Date, either any portion of the Property is taken pursuant to eminent domain proceedings or condemnation or any of the improvements on the Property are damaged or destroyed by fire or other casualty, Sellers shall have no obligation to restore, repair or replace any portion of the Property or any such damage or destruction. The applicable Seller (or Sellers) shall, at the Closing, assign to Purchaser all of such Seller’s (or Sellers’) interest in all awards or other proceeds for such taking by eminent domain or condemnation or the proceeds of any insurance collected by such Seller (or Sellers) for such damage or destruction (unless a Seller shall have repaired such damage or destruction prior to the Closing and except to the extent any such awards, proceeds or insurance are attributable to lost rents or items applicable to any period prior to the Closing), less the amount of all costs incurred by any Seller in connection with the repair of such damage or destruction or collection costs of any Seller respecting any awards or other proceeds for such taking by eminent domain or condemnation or any uncollected insurance proceeds which any Seller may be entitled to receive from such damage or destruction, as applicable. In connection with any assignment of awards, proceeds or insurance hereunder, Sellers shall credit Purchaser with an amount equal to the applicable deductible amount under the applicable Seller’s (or Sellers’) insurance (but not more than the amount by which the cost, as of the Closing Date, to repair the damage is greater than the amount of insurance proceeds assigned to Purchaser); provided, however, if the damage (as determined by an independent third party contractor or engineer selected by Sellers and reasonably approved by Purchaser) or any condemnation is Material (as defined below), Purchaser shall have the right to terminate this Agreement by notice to Sellers given within five (5) Business Days following notification to Purchaser of the casualty or condemnation and the determination of the amount of any damage. In any instance where this Agreement is terminated pursuant to this Section 6, in which event the Deposit shall be returned to Purchaser and no party hereto shall have any further obligations in connection herewith except under those provisions that expressly survive the Closing or a termination of this Agreement; provided, however, that if Sellers have notified Purchaser as and in the manner provided by Section 3.1.2 of this Agreement, Escrowee shall release the Deposit to Purchaser, less the Pre-Closing Breach Amount, which Pre-Closing Breach Amount shall be held by Escrowee until the same is to be released as and in the manner provided by Section 3.1.2 of this Agreement. The parties hereby waive the provisions of any statute which provides for a different outcome or treatment in the event of a casualty or a condemnation or eminent domain proceeding. For purposes hereof, any damage to all or portions of the Property and any condemnation or eminent domain proceeding with respect to all or portions of the Property shall be considered “Material” if: (i) as to any damage, the cost to repair such damage exceeds five percent (5%) of the Purchase Price and Sellers, at their sole option, do not elect to repair or do not repair the same prior to the Closing, and as to any condemnation or eminent domain proceeding, the value of the Property affected exceeds five percent (5%) of the Purchase Price; (ii) it causes access to or parking on the Property to be materially impaired; (iii) it results in the Property violating any laws or failing to comply with zoning or any covenants, conditions or restrictions affecting the Property and such violations have not been waived by the applicable Governmental Agency; (iv) it entitles any Required Tenant to terminate its lease; or (v) as to any damage, it is not fully insured or for which Purchaser will not receive, at Sellers’ election, a credit in the amount of the uninsured portion of such damage at Closing.
7.    Representations, Warranties and Covenants.
7.1    Representations, Warranties and Covenants of Sellers.
7.1.1    Representations and Warranties of Sellers. Subject to the provisions of this Section 7.1.1, Sellers hereby represent to Purchaser that:
(a)    Leases. Sellers have no knowledge of any leases, licenses or other occupancy agreements to which any Seller is a party or is bound affecting any portion of the Property which will be in force on the Closing Date other than the Leases. As used herein, “Leases” shall be deemed to mean (i) the Leases described on Exhibit O attached hereto and made a part hereof (the “Lease Exhibit”) and (ii) the leases entered into after the date of this Agreement in accordance with this Agreement. To the best of Sellers’ knowledge, as of the date of this Agreement (x) the Leases are in full force and effect and have not been amended except as set forth in the Lease Exhibit, and (y) the Lease Exhibit is true and correct in all material respects.
(b)    Litigation. To the best of Sellers’ knowledge, as of the date of this Agreement, there is no pending or threatened litigation, other than tort claims covered by insurance, against the Property or against Sellers with respect to the Property as of the date of this Agreement.
(c)    No Insolvency. Neither Seller is a debtor in any state or federal insolvency, bankruptcy, receivership proceeding.
(d)    Non-Foreign Person. Neither Seller is a “foreign person” as defined in Section 1445 of the Internal Revenue Code, as amended (the “Code”).
(e)    Contracts. Neither Seller has entered into any service or equipment leasing contracts relating to the Property which will be in force with respect to the Property (or any part thereof) after the Closing, except for the Contracts. As used in this Agreement, the “Contracts” shall be deemed to mean (i) the Contracts described on Exhibit Q attached hereto and made a part hereof, (ii) contracts which are cancelable on thirty (30) days notice or less without premium or penalty, and (iii) contracts entered into by any Seller after the date of this Agreement which such Seller is permitted to enter into in accordance with this Agreement.

(f)    Lease Brokerage Agreements; Leasing Commission Agreements. Neither Seller has entered into any lease brokerage agreements or lease commission agreements other than as described on Exhibit R attached hereto and made a part hereof or in the Leases that shall be binding upon Purchaser following Closing.
(g)    Due Authority. This Agreement and all agreements, instruments and documents herein provided to be executed or to be caused to be executed by a Seller are, or on the Closing Date will be, duly authorized, executed and delivered by and are binding upon such Seller. Each Seller is a limited partnership, duly organized and validly existing and in good standing under the laws of the State of Delaware, is duly authorized and qualified to do all things required of it under this Agreement, and no other action is requisite to the valid and binding execution, delivery and performance of this Agreement by each Seller. This Agreement and Sellers’ performance of the obligations in this Agreement do not and will not contravene any provision of any present judgment, order, decree, writ or injunction, or any provision of any law or regulation currently applicable to Sellers. Neither this Agreement nor anything provided to be done under this Agreement by Sellers shall constitute or result in a default, breach or violation of any covenant, agreement, instrument, document or understanding to which Sellers are bound.
(h)    Violations. To the best of Sellers’ knowledge, as of the date of this Agreement, neither of the Sellers has received written notice from any Governmental Authority of any violation (including violations relating to environmental matters) at the Property of laws, ordinances, rules, or administrative or judicial orders affecting the Property (“Violations”).
(i)    Condemnation. As of the date of this Agreement, there is no pending or, to the knowledge of Sellers, threatened condemnation or similar proceeding or special assessment (inclusive of assessments for street widening, repair, or improvement), or change in zoning affecting the Property.
Notwithstanding and without limiting the foregoing, (i) if any of the representations or warranties of Sellers that survive Closing contained in this Agreement or in any document or instrument delivered in connection herewith are materially false or inaccurate, or Sellers are in material breach or default of any of their obligations under this Agreement that survive Closing, and Purchaser nonetheless closes the transactions hereunder and purchases the Property, then Sellers shall have no liability or obligation respecting such false or inaccurate representations or warranties or other breach or default (and any cause of action resulting therefrom shall terminate upon the Closing) in the event that either (x) on or prior to Closing, Purchaser shall have had actual knowledge of the false or inaccurate representations or warranties or other breach or default, or (y) the accurate state of facts pertinent to such false or inaccurate representations or warranties or other breach or default was contained in any of the Information furnished or made available to or otherwise obtained by Purchaser, and (ii) to the extent the copies of the Leases, the Contracts or any other Information furnished or made available to or otherwise obtained by Purchaser prior to the date hereof contain provisions or information that are inconsistent with the foregoing representations and warranties, Sellers shall have no liability or obligation respecting such inconsistent representations or warranties (and Purchaser shall have no cause of action or right to terminate this Agreement with respect thereto), and such representations and warranties shall be deemed modified to the extent necessary to eliminate such inconsistency and to conform such representations and warranties to such Leases, Contracts and other Information.
References to the “knowledge”, “best knowledge” and/or “actual knowledge” of Sellers or words of similar import shall refer only to the current actual (as opposed to implied or constructive) knowledge of Chris G. Hendricks and shall not be construed, by imputation or otherwise, to refer to the knowledge of Sellers or any parent, subsidiary or affiliate of Sellers or to any other officer, agent, manager, representative or employee of any Seller or to impose upon Chris G. Hendricks any duty to investigate the matter to which such actual knowledge, or the absence thereof, pertains. Notwithstanding anything to the contrary contained in this Agreement, Chris G. Hendricks shall have no personal liability hereunder. The provisions of this Section 7.1.1 shall survive the Closing for a period of nine (9) months.
7.1.2    GENERAL DISCLAIMER. EXCEPT AS SPECIFICALLY SET FORTH IN THIS AGREEMENT, AND THE DOCUMENTS EXECUTED IN CONNECTION WITH THE CLOSING (THE “CLOSING DOCUMENTS”), THE SALE OF THE PROPERTY HEREUNDER IS AND WILL BE MADE ON AN “AS IS”, “WHERE IS,” AND “WITH ALL FAULTS” BASIS, WITHOUT REPRESENTATIONS AND WARRANTIES OF ANY KIND OR NATURE, EXPRESS, IMPLIED OR OTHERWISE, INCLUDING ANY REPRESENTATION OR WARRANTY CONCERNING TITLE TO THE PROPERTY, THE PHYSICAL CONDITION OF THE PROPERTY (INCLUDING THE CONDITION OF THE SOIL OR THE IMPROVEMENTS), THE ENVIRONMENTAL CONDITION OF THE PROPERTY (INCLUDING THE PRESENCE OR ABSENCE OF HAZARDOUS SUBSTANCES ON OR AFFECTING THE PROPERTY), THE COMPLIANCE OF THE PROPERTY WITH APPLICABLE LAWS AND REGULATIONS (INCLUDING ZONING AND BUILDING CODES OR THE STATUS OF DEVELOPMENT OR USE RIGHTS RESPECTING THE PROPERTY), THE FINANCIAL CONDITION OF THE PROPERTY OR ANY OTHER REPRESENTATION OR WARRANTY RESPECTING ANY INCOME, EXPENSES, CHARGES, LIENS OR ENCUMBRANCES, RIGHTS OR CLAIMS ON, AFFECTING OR PERTAINING TO THE PROPERTY OR ANY PART THEREOF. PURCHASER ACKNOWLEDGES THAT, PRIOR TO THE DATE HEREOF, PURCHASER HAS EXAMINED, REVIEWED AND INSPECTED ALL MATTERS WHICH IN PURCHASER’S JUDGMENT BEAR UPON THE PROPERTY AND ITS VALUE AND SUITABILITY FOR PURCHASER’S PURPOSES. PURCHASER IS A SOPHISTICATED PURCHASER WHO IS FAMILIAR WITH THE OWNERSHIP AND OPERATION OF REAL ESTATE PROJECTS SIMILAR TO THE PROPERTY AND THAT PURCHASER HAS OR WILL HAVE ADEQUATE OPPORTUNITY TO COMPLETE ALL PHYSICAL AND FINANCIAL EXAMINATIONS (INCLUDING ALL OF THE EXAMINATIONS, REVIEWS AND INVESTIGATIONS REFERRED TO IN SECTION 4) RELATING TO THE ACQUISITION OF THE PROPERTY HEREUNDER IT DEEMS NECESSARY, AND WILL ACQUIRE THE SAME SOLELY ON THE BASIS OF AND IN RELIANCE UPON SUCH EXAMINATIONS AND THE TITLE INSURANCE PROTECTION AFFORDED BY THE OWNER’S POLICY AND NOT ON ANY INFORMATION PROVIDED OR TO BE PROVIDED BY SELLERS (OTHER THAN AS EXPRESSLY PROVIDED HEREIN OR IN THE CLOSING DOCUMENTS (INCLUDING SELLERS’ REPRESENTATIONS AND WARRANTIES)). EXCEPT AS TO MATTERS SPECIFICALLY SET FORTH IN THIS AGREEMENT OR IN THE CLOSING DOCUMENTS (INCLUDING SELLERS’

REPRESENTATIONS AND WARRANTIES): (A) PURCHASER WILL ACQUIRE THE PROPERTY SOLELY ON THE BASIS OF ITS OWN PHYSICAL AND FINANCIAL EXAMINATIONS, REVIEWS AND INSPECTIONS AND THE TITLE INSURANCE PROTECTION AFFORDED BY THE OWNER’S POLICY, AND (B) WITHOUT LIMITING THE FOREGOING, PURCHASER WAIVES ANY RIGHT IT OTHERWISE MAY HAVE AT LAW OR IN EQUITY TO SEEK DAMAGES FROM SELLERS IN CONNECTION WITH THE ENVIRONMENTAL CONDITION OF THE PROPERTY. THE FOREGOING WAIVER SHALL NOT BE APPLICABLE TO PURCHASER’S RIGHT TO IMPLEAD OR OTHERWISE SEEK JOINDER OF SELLERS SOLELY WITH RESPECT TO ANY CLAIMS BROUGHT AGAINST PURCHASER BY A THIRD PARTY UNAFFILIATED WITH PURCHASER RELATING TO HAZARDOUS MATERIALS DISPOSED OF OR RELEASED IN, ON OR UNDER THE PROPERTY DURING SELLERS’ PERIOD OF OWNERSHIP OF THE PROPERTY AND FOR WHICH SELLERS SHALL BE LIABLE UNDER ANY STATUTE CONCERNING LIABILITY FOR CONTAMINATION BY HAZARDOUS MATERIALS. FURTHERMORE, THIS WAIVER SHALL NOT BE APPLICABLE TO (X) ANY CLAIMS ARISING OUT OF THE EXPRESS COVENANTS, REPRESENTATIONS, OR WARRANTIES SET FORTH IN THIS AGREEMENT, OR (Y) SELLERS’ FRAUD. THE PROVISIONS OF THIS SECTION 7.1.2 SHALL SURVIVE THE CLOSING.
7.2    Interim Covenants of Seller. Until the Closing Date or the sooner termination of this Agreement in accordance with the terms and conditions of this Agreement:
7.2.1    Each Seller shall maintain its respective Property in substantially the same manner as prior hereto pursuant to such Seller’s normal course of business (such maintenance obligations not including capital expenditures or expenditures not incurred in such normal course of business), subject to reasonable wear and tear and further subject to destruction by casualty or other events beyond the control of Sellers.
7.2.2    Subject to the terms set forth in this Section 7.2.2, prior to the expiration of the Due Diligence Period, Sellers may cancel, modify, extend, renew or permit the expiration of contracts or enter into any new service contract without Purchaser’s consent provided that Sellers deliver to Purchaser copies of the same no later than three (3) Business Days prior to the expiration of the Due Diligence Period. After the expiration of the Due Diligence Period, Sellers shall not modify, extend, renew or cancel (except as a result of a default by the other party thereunder) or enter into any additional service contracts or other similar agreements (“Post Due Diligence Contracts”) without the prior consent of Purchaser, which consent shall not be unreasonably withheld or delayed; provided, however, Purchaser’s consent shall not be required if such contract is cancelable upon not more than thirty (30) days notice without payment of premium or penalty by Purchaser. Purchaser’s failure to disapprove any request for consent by Sellers under this Section 7.2.2 within five (5) days following Sellers’ request therefor shall be deemed to constitute Purchaser’s consent thereto. Notwithstanding the foregoing, Sellers shall terminate at Closing, and Purchaser shall not assume, such Post Due Diligence Contracts and any property management or leasing agreement affecting the Property.
7.2.3

(a)    Sellers shall have the right to continue to offer the Property for lease in the same manner as prior hereto pursuant to its normal course of business and, upon request, shall keep Purchaser reasonably informed as to the status of leasing prior to the Closing Date. Prior to the expiration of the Due Diligence Period, Sellers shall be entitled to enter into any new leases, or modifications of existing Leases at their sole option, exercisable in Sellers’ sole and absolute discretion, and shall provide copies of same to Purchaser promptly after the execution thereof but no later than three (3) Business Days prior to the expiration of the Due Diligence Period. After the expiration of the Due Diligence Period, Sellers shall not during the term of this Agreement enter into any new leases or, unless expressly required by the term of existing Leases, modifications of existing Leases, without the prior written consent of Purchaser, which consent may be granted or withheld in Purchaser’s sole and absolute discretion. Notwithstanding the foregoing or anything to the contrary set forth in this Agreement, Purchaser shall bear all costs and expenses related to any new leases or modifications of existing Leases or service contracts entered into after the date hereof in accordance with the provisions of this Section 7.2.3 (including tenant improvement costs and leasing commissions and other costs and expenses including attorney’s fees, but excluding free rent allocable to any period prior to the Closing Date) but only to the extent expressly disclosed to Purchaser in writing or in the applicable lease, extension or amendment prior to Purchaser’s approval or, if Purchaser’s approval is not required, no less than three (3) Business Days prior to the expiration of the Due Diligence Period and, without limiting the foregoing, the prorations at the Closing shall include an appropriate credit to Sellers consistent with the foregoing. Notwithstanding the foregoing or anything to the contrary contained in this Agreement, Seller shall terminate or cause to be terminated at or prior to the Closing, at Seller’s sole cost, those certain leases or license agreements set forth on Exhibit M hereto.
(b)    From and after the date hereof until Closing or termination of this Agreement, Sellers shall not lien, encumber or otherwise transfer all or any interest in the Property except for Leases entered into in accordance with this Agreement and utility easements entered into in the ordinary course of business (other than to Purchaser at Closing).
(c)    From and after the date hereof, through the Closing or sooner termination of this Agreement, Sellers shall not market, solicit, negotiate, or enter into any agreement with any party other than Purchaser for the sale or transfer of any interest in the Property.
(d)    Sellers shall promptly deliver to Purchaser any notices of default or violations received from any tenant or Governmental Authority.
(e)    Notwithstanding anything to the contrary contained in this Agreement: (i) Sellers make no representations and assume no responsibility with respect to the continued occupancy of the Property or any part thereof by any tenant, (ii) the removal of a tenant whether by summary proceedings or otherwise prior to the Closing Date shall not give rise to any claim on the part of Purchaser and (iii) Purchaser agrees that it shall not be grounds for Purchaser’s refusal to close this transaction that any tenant is a holdover tenant or in default under its Lease on the Closing Date and Purchaser shall accept title subject to such holding over or default without an abatement in or credit against the Purchase Price.

7.2.4    Sellers will use commercially reasonable efforts to keep in force and effect with respect to the Property the insurance policies currently carried by Sellers or policies providing similar coverage through the Closing Date.
7.3    Representations, Warranties and Covenants of Purchaser. Purchaser hereby represents and warrants to Sellers that this Agreement and all agreements, instruments and documents herein provided to be executed or caused to be executed by Purchaser are, or on the Closing Date will be, duly authorized, executed and delivered by and are binding upon Purchaser. Purchaser is a limited liability company, duly organized and validly existing and in good standing under the laws of the State of Delaware, is duly authorized and qualified to do all things required of it under this Agreement, and no other action is requisite to the valid and binding execution, delivery and performance of this Agreement by Purchaser. This Agreement and Purchaser’s performance of the obligations in this Agreement do not and will not contravene any provision of any law or regulation currently applicable to Purchaser. Neither this Agreement nor anything provided to be done under this Agreement shall constitute or result in a default, breach or violation of any covenant, agreement, instrument, document or understanding to which Purchaser is bound. The representations and warranties of Purchaser shall survive the Closing.
8.    Release.
8.1    RELEASE. EFFECTIVE AS OF THE CLOSING, PURCHASER SHALL BE DEEMED TO HAVE RELEASED SELLERS AND ALL SELLER RELATED PARTIES FROM ALL CLAIMS WHICH PURCHASER OR ANY AGENT, REPRESENTATIVE, AFFILIATE, EMPLOYEE, DIRECTOR, OFFICER, PARTNER, MEMBER, SERVANT, SHAREHOLDER OR OTHER PERSON OR ENTITY ACTING ON PURCHASER’S BEHALF OR OTHERWISE RELATED TO OR AFFILIATED WITH PURCHASER (EACH, A “PURCHASER RELATED PARTY”) HAS OR MAY HAVE ARISING FROM OR RELATED TO ANY MATTER OR THING RELATED TO OR IN CONNECTION WITH THE PROPERTY INCLUDING THE DOCUMENTS AND INFORMATION REFERRED TO HEREIN, THE LEASES AND THE TENANTS THEREUNDER, ANY CONSTRUCTION DEFECTS, ERRORS OR OMISSIONS IN THE DESIGN OR CONSTRUCTION OF ALL OR ANY PORTION OF THE PROPERTY AND ANY ENVIRONMENTAL CONDITIONS, AND PURCHASER SHALL NOT LOOK TO SELLERS OR ANY SELLER RELATED PARTIES IN CONNECTION WITH THE FOREGOING FOR ANY REDRESS OR RELIEF. THIS RELEASE SHALL BE GIVEN FULL FORCE AND EFFECT ACCORDING TO EACH OF ITS EXPRESSED TERMS AND PROVISIONS, INCLUDING THOSE RELATING TO UNKNOWN AND UNSUSPECTED CLAIMS, DAMAGES AND CAUSES OF ACTION, PROVIDED THAT THIS RELEASE SHALL NOT BE APPLICABLE TO PURCHASER’S RIGHT TO IMPLEAD OR OTHERWISE SEEK JOINDER OF SELLERS SOLELY WITH RESPECT TO ANY CLAIMS BROUGHT AGAINST PURCHASER BY A THIRD PARTY UNAFFILIATED WITH PURCHASER RELATING TO HAZARDOUS MATERIALS DISPOSED OF OR RELEASED IN, ON OR UNDER THE PROPERTY DURING SELLER’S PERIOD OF OWNERSHIP OF THE PROPERTY AND FOR WHICH SELLERS SHALL BE LIABLE UNDER ANY STATUTE CONCERNING LIABILITY FOR CONTAMINATION BY HAZARDOUS MATERIALS. FURTHERMORE, THIS RELEASE SHALL NOT BE APPLICABLE TO ANY CLAIMS ARISING OUT OF (A) THE EXPRESS COVENANTS, REPRESENTATIONS, OR

WARRANTIES SET FORTH IN THIS AGREEMENT THAT SHALL EXPRESSLY SURVIVE THE CLOSING, OR (B) SELLER’S FRAUD.
8.2    WAIVER OF CONSUMER RIGHTS. PURCHASER HEREBY WAIVES ALL OF ITS RIGHTS UNDER THE TEXAS DECEPTIVE TRADE PRACTICES - CONSUMER PROTECTION ACT, SECTION 17.41 ET. SEQ. OF THE TEXAS BUSINESS AND COMMERCE CODE, A LAW THAT GIVES CONSUMERS SPECIAL RIGHTS AND PROTECTIONS. AFTER CONSULTATION WITH AN ATTORNEY OF PURCHASER’S OWN SELECTION PURCHASER VOLUNTARILY CONSENTS TO THIS WAIVER.
8.3    Survival. The provisions of this Section 8 shall survive the Closing or earlier termination of this Agreement.
9.    Remedies For Default and Disposition of the Deposit.
9.1    SELLER DEFAULTS. IF SELLERS DEFAULT IN THEIR OBLIGATIONS HEREUNDER TO SELL THE PROPERTY, THEN PURCHASER SHALL HAVE, AS ITS EXCLUSIVE REMEDIES (ALL OTHER RIGHTS AND/OR REMEDIES, WHETHER AVAILABLE AT LAW OR IN EQUITY, BEING IRREVOCABLY WAIVED) THE RIGHT TO EITHER (A) TERMINATE THIS AGREEMENT (IN WHICH EVENT THE DEPOSIT SHALL BE RETURNED TO PURCHASER, SELLERS SHALL PAY TO PURCHASER AN AMOUNT EQUAL TO PURCHASER’S REIMBURSABLE DUE DILIGENCE EXPENSES (AS HEREINAFTER DEFINED), AND NEITHER PARTY HERETO SHALL HAVE ANY FURTHER OBLIGATION OR LIABILITY TO THE OTHER EXCEPT WITH RESPECT TO THOSE PROVISIONS OF THIS AGREEMENT WHICH EXPRESSLY SURVIVE THE TERMINATION OF THIS AGREEMENT), PURCHASER HEREBY WAIVING ANY RIGHT OR CLAIM TO DAMAGES FOR SELLERS’ BREACH, OR (B) IF SELLERS SHALL WILLFULLY FAIL TO TRANSFER THE PROPERTY PURSUANT TO AND IN ACCORDANCE WITH THE TERMS OF THIS AGREEMENT, SPECIFICALLY ENFORCE SELLERS’ OBLIGATION TO TRANSFER THE PROPERTY (IT BEING ACKNOWLEDGED THAT THE REMEDY OF SPECIFIC PERFORMANCE SHALL NOT BE APPLICABLE TO ANY OTHER COVENANT OR AGREEMENT OF SELLERS CONTAINED HEREIN); PROVIDED THAT ANY ACTION BY PURCHASER FOR SPECIFIC PERFORMANCE MUST BE FILED, IF AT ALL, WITHIN FORTY-FIVE (45) DAYS OF SELLERS’ DEFAULT, AND THE FAILURE TO FILE WITHIN SUCH PERIOD SHALL CONSTITUTE A WAIVER BY PURCHASER OF SUCH RIGHT AND REMEDY. IF PURCHASER SHALL NOT HAVE FILED AN ACTION FOR SPECIFIC PERFORMANCE WITHIN THE AFOREMENTIONED TIME PERIOD OR SO NOTIFIED SELLERS OF ITS ELECTION TO TERMINATE THIS AGREEMENT, PURCHASER’S SOLE REMEDY SHALL BE TO TERMINATE THIS AGREEMENT IN ACCORDANCE WITH CLAUSE (A) ABOVE. AS USED HEREIN, “PURCHASER’S REIMBURSABLE DUE DILIGENCE EXPENSES” SHALL MEAN AND REFER TO THIRD-PARTY OUT-OF-POCKET EXPENSES ACTUALLY INCURRED BY PURCHASER IN CONNECTION WITH THE NEGOTIATION AND PREPARATION OF THIS AGREEMENT (INCLUDING ATTORNEYS’ FEES) AND IN CONNECTION WITH PURCHASER’S INVESTIGATIONS AS TO THE PROPERTY PRIOR TO THE TERMINATION OF THIS AGREEMENT BY PURCHASER; PROVIDED, HOWEVER, (I) IN NO EVENT SHALL SELLERS BE

OBLIGATED UNDER THIS AGREEMENT TO REIMBURSE PURCHASER FOR PURCHASER’S REIMBURSABLE DUE DILIGENCE EXPENSES (IN THE AGGREGATE) IN EXCESS OF $68,500 AND (II) SELLERS’ OBLIGATION HEREUNDER TO REIMBURSE PURCHASER FOR PURCHASER’S REIMBURSABLE DUE DILIGENCE EXPENSES SHALL RELATE ONLY TO PURCHASER’S REIMBURSABLE DUE DILIGENCE EXPENSES WITH RESPECT TO WHICH PURCHASER DELIVERS TO SELLERS A THIRD-PARTY INVOICE (WITH REASONABLE SUPPORTING INFORMATION AND DOCUMENTATION AND EVIDENCE OF PAYMENT) WITHIN THIRTY (30) DAYS AFTER THE DATE ON WHICH PURCHASER GIVES SELLERS WRITTEN NOTICE OF PURCHASER’S TERMINATION OF THIS AGREEMENT.
9.2    PURCHASER DEFAULTS. NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN SECTION 9.1, IF PURCHASER DEFAULTS IN ITS OBLIGATIONS HEREUNDER TO PURCHASE THE PROPERTY, THEN THIS AGREEMENT SHALL TERMINATE AND THE RETENTION OF THE DEPOSIT SHALL BE SELLERS’ SOLE AND EXCLUSIVE REMEDY UNDER THIS AGREEMENT, SUBJECT TO THE PROVISIONS OF THIS AGREEMENT THAT EXPRESSLY SURVIVE THE TERMINATION OF THIS AGREEMENT; PROVIDED, HOWEVER, NOTHING IN THIS AGREEMENT SHALL BE CONSTRUED TO LIMIT SELLERS’ RIGHTS OR DAMAGES UNDER ANY INDEMNITIES GIVEN BY PURCHASER TO SELLERS UNDER THIS AGREEMENT. IN CONNECTION WITH THE FOREGOING, THE PARTIES RECOGNIZE THAT SELLERS WILL INCUR EXPENSE IN CONNECTION WITH THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT AND THAT THE PROPERTY WILL BE REMOVED FROM THE MARKET; FURTHER, THAT IT IS EXTREMELY DIFFICULT AND IMPRACTICABLE TO ASCERTAIN THE EXTENT OF DETRIMENT TO SELLERS CAUSED BY THE BREACH BY PURCHASER UNDER THIS AGREEMENT AND THE FAILURE OF THE CONSUMMATION OF THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT OR THE AMOUNT OF COMPENSATION SELLERS SHOULD RECEIVE AS A RESULT OF PURCHASER’S BREACH OR DEFAULT.
9.3    Disposition of Deposit. In the event the transaction contemplated by this Agreement shall close, the Deposit shall be applied as a partial payment of the Purchase Price.
10.    Intentionally Omitted.
11.    Miscellaneous.
11.1    Brokers.
11.1.1    Except as provided in Section 11.1.2 below, each Seller represents and warrants to Purchaser, and Purchaser represents and warrants to Sellers, that no broker or finder has been engaged by it, respectively, in connection with the sale contemplated under this Agreement. In the event of a claim for broker’s or finder’s fee or commissions in connection with the sale contemplated by this Agreement, then Sellers shall indemnify, defend and hold harmless Purchaser from the same if it shall be based upon any statement or agreement alleged to have been made by Sellers, and Purchaser shall indemnify, defend and hold harmless Sellers from the same if it shall be based upon any statement or agreement alleged to have been made by

Purchaser. The indemnification obligations under this Section 11.1.1 shall survive the Closing or termination of this Agreement.
11.1.2    If and only if the sale contemplated hereunder closes, Sellers have agreed to pay a brokerage commission to CB Richard Ellis (“Broker”) pursuant to a separate written agreement between Sellers and Broker. Section 11.1.1 hereof is not intended to apply to leasing commissions incurred in accordance with this Agreement.
11.2    Limitation of Liability.
11.2.1    Notwithstanding anything to the contrary contained in this Agreement or any documents executed in connection herewith, if the Closing of the transaction contemplated hereunder shall have occurred, (i) the aggregate liability of Sellers, excluding Sellers’ liability for the representations and indemnity of Sellers set forth in Section 11.1 and the prorations provided for in Section 5.4, arising pursuant to or in connection with the representations, warranties, indemnifications, covenants or other obligations (whether express or implied) of Sellers under this Agreement or any document or certificate executed or delivered in connection herewith shall not exceed one percent (1%) of the Purchase Price (the “Liability Ceiling”), and (ii) in no event shall Sellers have any liability to Purchaser unless and until the aggregate liability of Sellers arising pursuant to or in connection with the representations, warranties, indemnifications, covenants or other obligations (whether express or implied) of Sellers under this Agreement or any document or certificate executed or delivered in connection herewith shall exceed $68,500 (the “Liability Floor”). If Sellers’ aggregate liability to Purchaser shall exceed the Liability Floor, Sellers shall be liable for the entire amount thereof up to but not exceeding the Liability Ceiling.
11.2.2    No shareholder or agent of any Seller, nor any Seller Related Parties, shall have any personal liability, directly or indirectly, under or in connection with this Agreement or any agreement made or entered into under or pursuant to the provisions of this Agreement, or any amendment or amendments to any of the foregoing made at any time or times, heretofore or hereafter, and Purchaser and its successors and assigns and, without limitation, all other persons and entities, shall look solely to Sellers’ assets for the payment of any claim or for any performance, and Purchaser, on behalf of itself and its successors and assigns, hereby waives any and all such personal liability.
11.2.3    The provisions of this Section 11.2 shall survive the Closing or termination of this Agreement.
11.3    Exhibits; Entire Agreement; Modification. All exhibits attached and referred to in this Agreement are hereby incorporated herein as if fully set forth in (and shall be deemed to be a part of) this Agreement. This Agreement contains the entire agreement between the parties respecting the matters herein set forth and supersedes any and all prior agreements between the parties hereto respecting such matters. This Agreement may not be modified or amended except by written agreement signed by both parties.
11.4    Business Days. Whenever any action must be taken (including the giving of notice or the delivery of documents) under this Agreement during a certain period of time (or by a particular date) that ends (or occurs) on a non-Business Day, then such period (or date) shall be extended until the next succeeding Business Day. As used herein, the term “Business Day” shall be deemed to mean any day, other than a Saturday or Sunday, on which commercial banks in the State of New York or in the State of Texas are not required or authorized to be closed for business. Unless expressly indicated otherwise, (a) all references to time shall be deemed to refer to Central time, and (b) all time periods shall expire at 5:00 p.m. Central time.
11.5    Interpretation. Section headings shall not be used in construing this Agreement. Each party acknowledges that such party and its counsel, after negotiation and consultation, have reviewed and revised this Agreement. As such, the terms of this Agreement shall be fairly construed and the usual rule of construction, to wit, that ambiguities in this Agreement should be resolved against the drafting party, shall not be employed in the interpretation of this Agreement or any amendments, modifications or exhibits hereto or thereto. Whenever the words “including”, “include” or “includes” are used in this Agreement, they shall be interpreted in a non-exclusive manner. Except as otherwise indicated, all Exhibit and Section references in this Agreement shall be deemed to refer to the Exhibits and Sections in this Agreement.
11.6    Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Texas.
11.7    Successors and Assigns. Purchaser may not assign or transfer its rights or obligations under this Agreement without the prior written consent of Sellers, which consent may be given or withheld in the sole and absolute discretion of Sellers; provided that, in the event of such an assignment or transfer, the transferee shall assume in writing all of the transferor’s obligations hereunder (but Purchaser or any subsequent transferor shall not be released from obligations hereunder). Notwithstanding and without limiting the foregoing, no consent given by Sellers to any transfer or assignment of Purchaser’s rights or obligations hereunder shall be deemed to constitute a consent to any other transfer or assignment of Purchaser’s rights or obligations hereunder and no transfer or assignment in violation of the provisions hereof shall be valid or enforceable. Subject to the foregoing, this Agreement and the terms and provisions hereof shall inure to the benefit of and be binding upon the successors and assigns of the parties. Notwithstanding the foregoing, Purchaser shall have the right to assign its rights and obligations under this Agreement to an entity that is a real estate investment trust (“REIT”) (or that is wholly owned directly or indirectly by a REIT) for which Purchaser or an affiliate of Purchaser acts as the sole investment advisor without the prior written consent of Sellers; provided that Purchaser provides immediate notice of any such assignment to Sellers. Notwithstanding the foregoing, Purchaser shall not be relieved of its obligations under this Agreement by such assignment or nomination. If Purchaser’s assignee or nominee has satisfied all of Purchaser’s obligations under this Agreement as of the Closing (including, without limitation, the payment of the Purchase Price to Sellers, subject to permitted prorations and adjustments), and has signed a written assumption of all of Purchaser’s obligations under this Agreement, Purchaser (but not the assignee) shall automatically be released from any further obligations or responsibilities under this Agreement upon Closing. Notwithstanding the foregoing, any Seller may assign or transfer its rights or obligations under this Agreement and title to the Property, without Purchaser’s consent, to a Delaware limited partnership (the “Seller Transferee”), in which such Seller is (directly or indirectly) a 99% (or more) limited partner and an affiliate of such Seller is the sole general partner of such limited partnership; provided that (i) Seller shall provide written notice to Purchaser at least five (5) Business Days prior to the Closing Date identifying the Seller Transferee, and (ii) Seller and the Seller Transferee, as applicable, shall execute special warranty deeds and bills of sale transferring such rights in substantially the form of the Deeds and the Bill of Sale. In no event shall any Seller originally named in this Agreement be released from any liability or obligation under this Agreement as a result of any such assignment or transfer. No transfer or assignment in violation of the provisions hereof shall be valid or enforceable. Subject to the foregoing, this Agreement and the terms and provisions hereof shall inure to the benefit of and be binding upon the successors and assigns of the parties.
11.8    Notices. All notices, requests or other communications which may be or are required to be given, served or sent by either party hereto to the other shall be (a) delivered in person or by facsimile transmission, with receipt thereof confirmed by printed facsimile acknowledgment (with a confirmation copy delivered in person or by overnight delivery contemporaneously therewith), (b) by overnight delivery with any reputable overnight courier service, (c) by deposit in any post office or mail depository regularly maintained by the United States Postal Office and sent by registered or certified mail, postage paid, return receipt requested, or (d) by a PDF or similar attachment to an email, provided that such email attachment shall be followed within two (2) business day by delivery of such notice pursuant to clause (b) or (c) above, and shall in each case be effective upon receipt (whether refused or accepted) and, in each case, addressed as follows:

To Sellers:

c/o Equity Office 2311 Cedar Springs Road, Suite 300 Dallas, Texas 75201 Attention: Chris G. Hendricks Facsimile: (972) 404-2201 Telephone: (972) 404-2200 Email: Chris_Hendricks@equityoffice.com

With a Copy To:

c/o JP Morgan Investment Management Inc. 270 Park Avenue New York, New York 10017 Attention: Daniel Minkoff Facsimile: (212) 642-2264 Telephone: (212) 648-2005 Email: daniel.f.minkoff@jpmchase.com

With a Copy To:

Pircher, Nichols & Meeks
1925 Century Park East, Suite 1700
Los Angeles, California 90067
Attention: Real Estate Notices (JHI/ABR)
Facsimile: (310) 201-8922
Telephone: (310) 201-8900
Email: jirons@pircher.com
abrobinson@pircher.com

With a Copy To:

Stroock & Stroock & Lavan LLP 180 Maiden Lane New York, New York 10038-4982 Attention: Diana Brummer, Esq. Facsimile: (212) 806-6006 Telephone: (212) 806-5441 Email: dbrummer@stroock.com

To Purchaser:

KBS Capital Advisors LLC 311 South Wacker Drive, Suite 6550 Chicago, IL 60606 Attention: Bill Rogalla Facsimile: (312) 360-1544 Telephone: (312) 360-1530 Email: brogalla@kbsrealty.com

With a Copy To:

KBS Capital Advisors LLC 620 Newport Center Drive, Suite 1300 Newport Beach, CA 92660 Attention: Jim Chiboucas, Esq. Facsimile: (949) 417-6523 Telephone: (949) 417-6555 Email: jchiboucas@kbsrealty.com

And a Copy To:

Greenberg Traurig 3161 Michelson Drive, Suite 1000 Irvine, CA 92612 Attention: Bruce Fischer, Esq. Facsimile: (949) 732-6501 Telephone: (949) 732-6670 Email: fischerb@gtlaw.com
All notices required under this Agreement may be given by Purchaser’s and Sellers’ counsels, as applicable.
11.9    Third Parties. Nothing in this Agreement, whether expressed or implied, is intended to confer any rights or remedies under or by reason of this Agreement upon any other person other than the parties hereto and their respective permitted successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provision give any third parties any right of subrogation or action over or against any party to this Agreement. This Agreement is not intended to and does not create any third party beneficiary rights whatsoever.
11.10    Legal Costs. The parties hereto agree that they shall pay directly any and all legal costs which they have incurred on their own behalf in the preparation of this Agreement, all deeds and other agreements pertaining to this transaction, and that such legal costs shall not be part of the closing costs. In any action or proceeding between the parties to enforce or interpret any of the terms or provisions of this Agreement, the prevailing party in the action or proceeding shall be entitled to, in addition to damages, injunctive relief or other relief, its reasonable costs and expenses, including, without limitation, costs and reasonable attorneys’ fees, both at trial and on appeal.
11.11    Counterparts; Delivery. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document. The delivery of an executed counterpart of this Agreement by facsimile or as a PDF or similar attachment to an e-mail shall constitute effective delivery of such counterpart for all purposes with the same force and effect as the delivery of an original, executed counterpart.
11.12    Effectiveness. In no event shall any draft of this Agreement create any obligation or liability, it being understood that this Agreement shall be effective and binding only when a counterpart hereof has been executed and delivered by each party hereto. Sellers shall have the right to discontinue negotiations and withdraw any draft of this Agreement at any time prior to the full execution and delivery of this Agreement by each party hereto. Purchaser assumes the risk of all costs and expenses incurred by Purchaser in any negotiations or due diligence investigations undertaken by Purchaser with respect to the Property.
11.13    No Implied Waivers. No failure or delay of either party in the exercise of any right or remedy given to such party hereunder or the waiver by any party of any condition hereunder for its benefit (unless the time specified in this Agreement for exercise of such right or remedy has expired) shall constitute a waiver of any other or further right or remedy nor shall any single or partial exercise of any right or remedy preclude other or further exercise thereof or any other right or remedy. No waiver by either party of any breach hereunder or failure or refusal by the other party to comply with its obligations shall be deemed a waiver of any other or subsequent breach, failure or refusal to so comply.
11.14    Discharge of Sellers’ Obligations. Except as otherwise expressly provided in this Agreement, Purchaser’s acceptance of the Deeds shall be deemed a discharge of all of the obligations of Sellers hereunder and all of Sellers’ representations, warranties, covenants and agreements in this Agreement shall merge in the documents and agreements executed at the Closing and shall not survive the Closing, except and to the extent that, pursuant to the express provisions of this Agreement, any of such representations, warranties, covenants or agreements are to survive the Closing.
11.15    No Recordation. Neither this Agreement nor any memorandum thereof shall be recorded and any attempted recordation hereof shall be void and shall constitute a default hereunder.
11.16    Unenforceability. If all or any portion of any provision of this Agreement shall be held to be invalid, illegal or unenforceable in any respect, then such invalidity, illegality or unenforceability shall not affect any other provision hereof, and such provision shall be limited and construed as if such invalid, illegal or unenforceable provision or portion thereof were not contained herein unless doing so would materially and adversely affect a party or the benefits that such party is entitled to receive under this Agreement.
11.17    Waiver of Trial by Jury. SELLERS AND PURCHASER HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER ARISING IN TORT OR CONTRACT) BROUGHT BY EITHER AGAINST THE OTHER ON ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT. THE PROVISIONS OF THIS SECTION SHALL SURVIVE THE CLOSING.
11.18    Disclosure. Notwithstanding any terms or conditions in this Agreement to the contrary, but subject to restrictions reasonably necessary to comply with federal or state securities laws, any person may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided relating to such tax treatment and tax structure. For the avoidance of doubt, this authorization is not intended to permit disclosure of the names of, or other identifying information regarding, the participants in the transaction, or of any information or the portion of any materials not relevant to the tax treatment or tax structure of the transaction. The provisions of this Section shall survive the Closing.
11.19    Designation of Reporting Person. In order to assure compliance with the requirements of Section 6045 of the Code and any related reporting requirements of the Code, the parties hereto agree as follows:

(a)    The Title Company (for purposes of this Section, the “Reporting Person”), by its execution hereof, hereby assumes all responsibilities for information reporting required under Section 6045(e) of the Code.
(b)    Sellers and Purchaser each hereby agree:
(i)    to provide to the Reporting Person all information and certifications regarding such party, as reasonably requested by the Reporting Person or otherwise required to be provided by a party to the transaction described herein under Section 6045 of the Code; and
(ii)    to provide to the Reporting Person such party’s taxpayer identification number and a statement (on Internal Revenue Service Form W-9 or an acceptable substitute form, or on any other form the applicable current or future Code sections and regulations might require and/or any form requested by the Reporting Person), signed under penalties of perjury, stating that the taxpayer identification number supplied by such party to the Reporting Person is correct.
(c)    Each party hereto agrees to retain this Agreement for not less than four years from the end of the calendar year in which Closing occurred, and to produce it to the Internal Revenue Service upon a valid request therefore.
(d)    The addresses for Sellers and Purchaser are as set forth in Section 11.8 hereof, and the real estate subject to the transfer provided for in this Agreement is described in Exhibits A-1, A-2, and A-3.
11.20    Press Releases. Except as provided in Section 4.2.1(b), any press release or other public disclosure regarding this Agreement or the transaction contemplated hereby shall not be made by Purchaser or Sellers without the other party’s prior written consent.
11.21    Entire Property. Purchaser acknowledges that this Agreement is made with respect to the purchase and sale of the entire Property and that the nothing contained herein shall be construed as giving Purchaser the right to purchase only part thereof.
11.22    Survival. The provisions of this Section 11 shall survive the Closing or earlier termination of this Agreement.
11.23    Escrow Instructions. This Agreement when signed by Purchaser and Sellers shall also constitute escrow instructions to Escrowee. When both (i) this Agreement, fully signed, or in signed counterparts, and (ii) the Initial Deposit have been delivered to Escrowee, Escrow shall be deemed open (“Opening of Escrow”), and Escrowee shall immediately notify Purchaser and Sellers by telephone and in writing of the date of the Opening of Escrow.
[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.
SELLER:

One/Two Seller:

NORTH DALLAS TOWN CENTER LP,
a Delaware limited partnership

By:      Dallas Democracy GP LLC,
a Delaware limited liability company,
Its general partner

By:    Dallas Democracy JV LLC,
a Delaware limited liability company,
Its sole member

By:    CarrAmerica Texas Holding, LLC,
a Delaware limited liability company,
Its managing member

By:    /s/ Chris G. Hendricks
Name:    Chris G. Hendricks
Title:    Market Managing Director

Three Seller:

TENNYSON DEVELOPMENT LP,
a Delaware limited partnership

By:    Dallas Democracy GP LLC,
a Delaware limited liability company,
Its general partner

By:    Dallas Democracy JV LLC,
a Delaware limited liability company,
Its sole member

By:    CarrAmerica Texas Holding, LLC,
a Delaware limited liability company,
Its managing member

By:    /s/ Chris G. Hendricks
Name:    Chris G. Hendricks
Title:    Market Managing Director

[Remainder of page intentionally left blank; signatures continued on following page]

[Signatures continued from previous page]
PURCHASER:
KBS CAPITAL ADVISORS LLC,
a Delaware limited liability company
By:     /s/ Charles J. Schreiber, Jr.
Name:    Charles J. Schreiber, Jr.
Title:    Chief Executive Officer

WITH RESPECT TO SECTIONS 3.3 AND 11.19 ONLY:
COMMONWEALTH LAND TITLE INSURANCE COMPANY

By: /s/Joy Eaton
Name: Joy Eaton
Title: Commercial Escrow Officer

EXHIBIT A-1
(ONE LAND)
TRACT 1:
Being Lot 1, Block 1 of One Lincoln at Legacy Town Center, an addition to the City of Plano, according to the plat thereof recorded in Volume N, Page 860, Map Records, Collin County, Texas.

TRACT 2:
Being a non-exclusive easement for the benefit of Tract 1 as created by Reciprocal Parking Easement and Maintenance Agreement (the “REA”) dated 06/20/2001, between LETCHI, LIMITED, and LINCOLN-TOWN CENTER, LTD., filed 06/21/2001, recorded in Volume 4944, Page 2560, Land Records, Collin County, Texas, for access over the Common Areas (as defined in the REA) of the Letchi Parcel (as defined in the REA) and for parking in the Letchi Garage (as defined in the REA).

EXHIBIT A-2
(TWO LAND)
BEING a tract of land out of the HENRY COOK SURVEY, Abstract No. 183, in the City of Plano, Collin County, Texas, being all of Lot 2, Block A of TWO LEGACY TOWN CENTER, LOTS 1R AND 2, BLOCK A, an addition to the City of Plano according to the plat thereof recorded in Cabinet N, Page 861 of the Map Records of Collin County, Texas, being part of Lot 1R, Block A of REPLAT OF LOT 1R, BLOCK A of TWO LEGACY TOWN CENTER, an addition to the City of Plano according to the plat thereof recorded in Cabinet Q, Page 51 of the Map Records of Collin County, Texas, and being more particularly described as follows:
BEGINNING at a aluminum monument in concrete found for the intersection of the West right-of-way line of Bishop Road (60' ROW) and the South right-of-way line of Daniel Road (50' ROW) for the Northeast corner of said Lot 2;
THENCE with said West right-of-way line, SOUTH, a distance of 543.27 feet to a 1" iron rod found for the intersection of the West right-of-way line of said Bishop Road and the North right-of-way line of Tennyson Parkway (variable width ROW);
THENCE with said North right-of-way line, the following courses and distances to wit:
South 45 degrees 06 minutes 56 seconds West, a distance of 21.17 feet to a 1" iron rod found;
North 89 degrees 46 minutes 07 seconds West, a distance of 54.75 feet to a 1" iron rod found;
North 85 degrees 57 minutes 12 seconds West, a distance of 123.02 feet to an “X” in concrete found for the southeast corner of Lot 1R, of said of TWO LEGACY TOWN CENTER, LOTS 1R AND 2, BLOCK A;
THENCE with the East line of said addition, the following courses and distances to wit:
NORTH, a distance of 421.81 feet to a 1/2" iron rod found;
EAST, a distance of 10.00 feet to a 1/2" iron rod found;
NORTH, a distance of 127.50 feet to a 5/8" iron rod set in the South right-of-way line of said Daniel Road;
THENCE with said South right-of-way line, EAST, a distance of 182.45 feet to the POINT OF BEGINNING and containing 105,478 square feet or 2.4215 acres.

EXHIBIT A-3
(THREE LAND)
TRACT 1:
Being Lot 1R, Block A of TWO LEGACY TOWN CENTER, an addition to the City of Plano, Texas, according to the plat thereof recorded in Volume N, Page 861 Map Records, Collin County, Texas.

TRACT 2:
BEING a non-exclusive easement for the benefit of Tract 2 as created by Ingress and Egress Easement Agreement (the “IEA”) dated 09/30/2004, between EDS INFORMATION SERVICES L.L.C. and LINCOLN-TOWN CENTER, LTD., filed 10/01/2004, recorded in Volume 5765, Page 2572, Real Property Records, Collin County, Texas, for access over the Driveway Easement Property (as defined in the IEA).

A-1

EXHIBIT B-1
(ONE PERSONAL PROPERTY)
Located in engineering office on 1st Floor
1 folding table
1 rolling desk chair

A-1

EXHIBIT B-2
(TWO PERSONAL PROPERTY)
None.

A-1

EXHIBIT B-3
(THREE PERSONAL PROPERTY)

Located in Mgmt Office, Suite 120

3	L-Shaped Desks
3	Rolling Desk Chairs
6	Rolling Conferenc Room Table Chairs
1	Conferenc Room Table
3	Vtech desk phones
2	Reception Seating Chairs
1	Small Side Table
1	Sm. Plastic Rolling Work Table
1	Refrigerator
1	small wood conf. table
4	wood/fabric chairs
1	reception desk
1	glass kitchen table
4	kitchen chairs
1	table with metal legs
6	guest chairs
5	4-drawer filing cabinents
2	computer towers/monitors/keyboards/mouse

B-1

EXHIBIT C
REQUIRED TENANTS

Insight for Living
Hartford Fire Insurance Co.
GGNSC Administrative Svcs.
Fourth Floor Realty
Cain, Watters & Associates
Stonington Insurance Company
BMC Software, Inc.
Healthcare Coalition of Texas
Oceus Networks, Inc.
RamQuest Software, Inc.
New York Life Insurance
VHA Southwest Community Health
LiquidAgents, LLC
Odyssey Information Services
Horizon Data Center Solutions
Heights Energy Corporation
Innovative Management
Autodesk

C-1

EXHIBIT D
TENANT ESTOPPEL FORM
Loan # _________________
Tenant’s Trade Name: _________________
This ESTOPPEL AGREEMENT (“Agreement”) is made as of the date set forth below, by______     (“Tenant”), based upon the following facts and understandings of Tenant:
RECITALS

A.
KBS CAPITAL ADVISORS LLC, a Delaware limited liability company, or its successors and assigns (“Purchaser”) is under contract to acquire the land and improvements commonly known as _______________________________ (the “Property”).

B.
Tenant is the owner of the tenant’s interest in that certain lease dated ____________ ___, _____, which has been amended by instrument(s) dated _________. (Said lease and the referenced amendment(s) thereto are collectively referred to herein as the “Lease”). [NORTH DALLAS TOWN CENTER LP, a Delaware limited partnership][TENNYSON DEVELOPMENT LP, a Delaware limited partnership] is the current landlord (“Landlord”) under the Lease.

C.
Purchaser, as borrower or as co-borrower with one or more other co-borrower(s), has applied or will be applying to a lender (“Lender”) for a loan (“Loan”), which will be secured by, among other things, a mortgage, deed of trust, trust indenture or deed to secure debt encumbering the Property (“Mortgage”).

D.
As a condition to Purchaser’s acquiring the Property and Lender’s making the Loan, Purchaser and Lender have required that Tenant furnish certain assurances to, and make certain agreements with, Purchaser and Lender, as set forth below.

THEREFORE, Tenant certifies to, and agrees with, Lender and Purchaser as follows:
1.    ESTOPPEL. Tenant certifies to Lender and Purchaser, as of the date hereof, that:

1.1
Lease Effective. The Lease has been duly executed and delivered by Tenant and, subject to the terms and conditions thereof, the Lease is in full force and effect, the obligations of Tenant thereunder are valid and binding, and there have been no modifications or additions to the Lease, written or oral, other than those, if any, which are referenced above in Recital B.

1.2
No Default. To the best of Tenant’s knowledge: (a) there exists no breach, default, or event or condition which, with the giving of notice or the passage of time or both, would constitute a breach or default under the Lease either by Tenant or Purchaser; and (b) Tenant has no existing claims, defenses or offsets against rental due or to become due under the Lease.

1.3
Entire Agreement. The Lease constitutes the entire agreement between Landlord and Tenant with respect to the Property, and Tenant claims no rights of any kind whatsoever with respect to the Property, other than as set forth in the Lease.

1.4	Minimum Rent. The current annual base rent under the Lease is $ ____________ per month. (excluding CAM reimbursements and other additional rent.) All rent has been paid through _________________.

1.5	Rental Payment Commencement Date. The rents stated in Section 1.4 above began on __________________________.

1.6	Rentable Area. The rentable area of the leased premises is _________________ square feet (excluding storage and parking areas).

1.7	Commencement Date. The term of the Lease commenced on ________________.

1.8	Expiration Date. The term of the Lease will expire on _________________.

1.9
No Deposits or Prepaid Rent. No deposits or prepayments of rent have been made in connection with the Lease, except as follows: [$_____ in the form of a cash security deposit / $________ in the form of a letter of credit].

1.10    No Other Assignment. Tenant has received no notice, and is not otherwise aware of, any other assignment of the landlord’s interest in the Lease. Tenant has not assigned its interest in the Lease nor has Tenant sublet any portion of the leased premises other than as follows:

1.11.	Other Rights. Tenant has no right of first refusal or option to purchase all or any portion of the Property.

1.12.	Tenant currently pays $___________ per month as its prorata share of center expenses.

1.13.
All improvements, equipment, trade fixtures and any other items to be constructed or furnished by or at the expense of Landlord for the leased premises have been completed or supplied to the satisfaction of the Tenant, and all contributions by Landlord to Tenant on account thereof or otherwise have been received by Tenant. Tenant is not entitled to any tenant improvement allowances or any other allowances or any free rent except for $______________ still owing for free rent and $__________________ still owing for tenant improvement allowances or other allowances.

All provisions of the Lease are hereby ratified. Tenant understands that Purchaser may purchase the property of which the leased premises are a part and that such purchase will be in material reliance on this Agreement. Tenant further understands and acknowledges that Lender may rely on this Agreement as a material condition to the funding of the Loan, and this Agreement shall inure to the benefit of Lender and its successors and assigns.
IN WITNESS WHEREOF, Tenant has executed this instrument as of _____________________, 20______.
“Tenant”
_____________________________________
By:__________________________________
Its:__________________________________

EXHIBIT E
(SELLER LEASING COSTS)

Property	Tenant	Amount	Description
Legacy Town Center Two	Cain, Watters & Associates	$963,727.10	Tenant Allowance
Legacy Town Center Two	Dental Community Management	$160,053.91	Tenant Allowance
Legacy Town Center Two	Peeples & Hilburn, P.C.	$91,960.25	Tenant Allowance
Legacy Town Center Two	Family Legacy Trust Company	$96,021.40	Tenant Allowance
Legacy Town Center Two	Daniel V. Pritchett	$58,553.88	Tenant Allowance
Legacy Town Center Two	Goranson, Bain et al	$98,937.50	Tenant Allowance
Legacy Town Center Two	Liquid Agents, LLC	$42,165.00	Tenant Allowance
Legacy Town Center Two	Lifeway Financial Corporation	$25,927.50	Tenant Allowance
Legacy Town Center Two	Cain, Watters & Associates	$180,251.18	Leasing Commission
Legacy Town Center Two	Dental Community Management	$26,229.07	Leasing Commission
Legacy Town Center Two	Family Legacy Trust Company	$15,645.92	Leasing Commission
Legacy Town Center Two	Goranson, Bain et al	$68,671.26	Leasing Commission

		$1,828,143.97

Property	Tenant	Suite #	Amount	Description
Legacy Town Center Three	Oceus Network, Inc.	275	$20,242.90	Free Rent from 1/1/2012 to 2/29/2012
Legacy Town Center Three	Sente Mortgage Inc.	150	$7,850.67	Free Rent from 1/1/2012 to 1/31/2012
Legacy Town Center Three	Sente Mortgage Inc.	110	$5,203.75	Free Rent from 1/1/2012 to 1/31/2012
Legacy Town Center One	New York Life Insurance	510	$64,723.74	Free Rent from 2/1/2012 to 4/30/2012
Legacy Town Center One	New York Life Insurance	510	$66,146.25	Free Rent from 5/1/2013 to 7/31/2013
Legacy Town Center One	New York Life Insurance	510	$67,568.76	Free Rent from 8/1/2014 to 10/31/2014
Legacy Town Center One	GGNSC Administrative Services	530	$54,099.08	Free Rent from 1/1/2012 to 4/30/2012
Legacy Town Center One	GGNSC Administrative Services	400	$213,580.00	Free Rent from 1/1/2012 to 4/30/2012
Legacy Town Center Two	Cain, Watters & Associates	500	$603,135.00	Free Rent from 1/1/2012 to 12/31/2012
Legacy Town Center Two	Cain, Watters & Associates	650	$105,817.56	Free Rent from 1/1/2012 to 12/31/2012
Legacy Town Center Two	Family Legacy Trust Company	630	$61,537.56	Free Rent from 1/1/2012 to 12/31/2012
Legacy Town Center Two	Daniel V. Pritchett	615	$37,912.56	Free Rent from 1/1/2012 to 12/31/2012
Legacy Town Center Two	Dental Community Management	625	$103,162.56	Free Rent from 1/1/2012 to 12/31/2012
Legacy Town Center Two	Peeples & Hilburn, P.C.	675	$61,110.00	Free Rent from 1/1/2012 to 12/31/2012
Legacy Town Center Two	Amsden Advisory Group, LLC	700	$10,497.92	Free Rent from 1/1/2012 to 1/31/2012
Legacy Town Center Two	Amsden Advisory Group, LLC	700	$5,248.96	Free Rent from 4/1/2012 to 4/30/2012
Legacy Town Center Two	Tenura Holdings, Inc.	110	$18,418.76	Free Rent from 1/1/2012 to 2/29/2012
Legacy Town Center Two	Tenura Holdings, Inc.	110	$6,753.55	Free Rent from 3/1/2012 to 3/23/2012
Legacy Town Center Two	DHR International, Inc.	350	$19,439.01	Free Rent from 1/1/2012 to 3/31/2012
Legacy Town Center Two	Goranson, Bain et al	400	$66,678.08	Free Rent from 1/1/2012 to 6/30/2012
Legacy Town Center Two	Goranson, Bain et al	401A	$18,965.92	Free Rent from 1/1/2012 to 6/30/2012
Legacy Town Center Two	Liquid Agents, LLC	401	$25,162.00	Free Rent from 1/1/2012 to 4/30/2012
Legacy Town Center Two	Lifeway Financial Corporation	520	$18,735.52	Free Rent from 7/1/2012 to 10/31/2012

			$1,661,990.11

E-1

EXHIBIT F-1
(FORM OF ONE DEED)

SPECIAL WARRANTY DEED

After recording, please return to:

Attention:

THE STATE OF TEXAS    §
§    KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF [_____]     §
“NOTICE OF CONFIDENTIALITY RIGHTS: IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OR ALL OF THE FOLLOWING INFORMATION FROM ANY INSTRUMENT THAT TRANSFERS AN INTEREST IN REAL PROPERTY BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS: YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER'S LICENSE NUMBER.”
North Dallas Town Center LP, a Delaware limited partnership [**to be revised, if necessary, to reflect any permitted pre-Closing transfer**] (hereinafter referred to as “Grantor”), whose mailing address is c/o Equity Office, 15950 N. Dallas Parkway, Suite 300, Dallas, Texas 75248, for and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration to it in hand paid by                         , LLC, a ________________ (hereinafter referred to as “Grantee”), whose mailing address is c/o _________________, ______________, ____________, the receipt and sufficiency of which consideration are hereby acknowledged, and upon and subject to the exceptions, liens, encumbrances, terms and provisions hereinafter set forth and described, has GRANTED, BARGAINED, SOLD and CONVEYED, and by these presents does hereby GRANT, BARGAIN, SELL and CONVEY, unto Grantee all of the real property situated in Collin County, Texas, described on Exhibit A attached hereto and made a part hereof for all purposes (hereinafter referred to as the “Land”), together with all and singular the adjacent streets, alleys, rights-of-way, rights, benefits, licenses, interests, privileges, easements, tenements, hereditaments and appurtenances on the Land or in anywise appertaining thereto, and the

F-1

improvements, structures and fixtures located upon the Land (the foregoing, together with the Land, being hereinafter referred to as the “Property”).
This conveyance is made and accepted subject to the “Permitted Exceptions” (i.e., real property taxes and assessments, unrecorded leases, all matters of record and all matters that would be reflected on an accurate survey of the Property as of the date hereof).
TO HAVE AND TO HOLD the Property, subject to the Permitted Exceptions, as aforesaid, unto Grantee, its successors and assigns, forever; and Grantor does hereby bind itself and its successors, to WARRANT AND FOREVER DEFEND all and singular the Property unto Grantee, its successors and assigns, against every person whomsoever lawfully claiming or to claim the same, or any part thereof, by, through or under Grantor, but not otherwise.
By acceptance of this Special Warranty Deed, Grantee assumes payment of all real property taxes on the Property for the year 2012 and subsequent years.

F-2

IN WITNESS WHEREOF, this Special Warranty Deed has been executed by Grantor to be effective as of the _______ day of ___________, 2012.

GRANTOR:

NORTH DALLAS TOWN CENTER LP,
a Delaware limited partnership

By:      Dallas Democracy GP LLC,
a Delaware limited liability company,
Its general partner

By:    Dallas Democracy JV LLC,
a Delaware limited liability company,
Its sole member

By:    CarrAmerica Texas Holding, LLC,
a Delaware limited liability company,
Its managing member

By:    _________________________
Name:    _________________________
Title:    _________________________

EXHIBITS:
Exhibit A - Property Description

F-3

Exhibit A to Deed
Legal Description
[Insert Legal Description of Two Land]

F-4

EXHIBIT F-2
(FORM OF TWO DEED)

SPECIAL WARRANTY DEED
After recording, please return to:

Attention:

THE STATE OF TEXAS    §
§    KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF [_____]     §
“NOTICE OF CONFIDENTIALITY RIGHTS: IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OR ALL OF THE FOLLOWING INFORMATION FROM ANY INSTRUMENT THAT TRANSFERS AN INTEREST IN REAL PROPERTY BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS: YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER'S LICENSE NUMBER.”
North Dallas Town Center LP, a Delaware limited partnership [**to be revised, if necessary, to reflect any permitted pre-Closing transfer**] (hereinafter referred to as “Grantor”), whose mailing address is c/o Equity Office, 15950 N. Dallas Parkway, Suite 300, Dallas, Texas 75248, for and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration to it in hand paid by                         , LLC, a ________________ (hereinafter referred to as “Grantee”), whose mailing address is c/o _________________, ______________, ____________, the receipt and sufficiency of which consideration are hereby acknowledged, and upon and subject to the exceptions, liens, encumbrances, terms and provisions hereinafter set forth and described, has GRANTED, BARGAINED, SOLD and CONVEYED, and by these presents does hereby GRANT, BARGAIN, SELL and CONVEY, unto Grantee all of the real property situated in Collin County, Texas, described on Exhibit A attached hereto and made a part hereof for all purposes (hereinafter referred to as the “Land”), together with all and singular the adjacent streets, alleys, rights-of-way, rights, benefits, licenses, interests, privileges, easements, tenements, hereditaments and appurtenances on the Land or in anywise appertaining thereto, and the

F-1

improvements, structures and fixtures located upon the Land (the foregoing, together with the Land, being hereinafter referred to as the “Property”).
This conveyance is made and accepted subject to the “Permitted Exceptions” (i.e., real property taxes and assessments, unrecorded leases, all matters of record and all matters that would be reflected on an accurate survey of the Property as of the date hereof).
TO HAVE AND TO HOLD the Property, subject to the Permitted Exceptions, as aforesaid, unto Grantee, its successors and assigns, forever; and Grantor does hereby bind itself and its successors, to WARRANT AND FOREVER DEFEND all and singular the Property unto Grantee, its successors and assigns, against every person whomsoever lawfully claiming or to claim the same, or any part thereof, by, through or under Grantor, but not otherwise.
By acceptance of this Special Warranty Deed, Grantee assumes payment of all real property taxes on the Property for the year 2012 and subsequent years.

F-2

IN WITNESS WHEREOF, this Special Warranty Deed has been executed by Grantor to be effective as of the _______ day of ___________, 2012.

GRANTOR:    NORTH DALLAS TOWN CENTER LP,
a Delaware limited partnership

By:      Dallas Democracy GP LLC,
a Delaware limitedliability company,
Its general partner

By:    Dallas Democracy JV LLC,
a Delaware limited liability company,
Its sole member

By:    CarrAmerica Texas Holding, LLC,
a Delaware limited liability company,
Its managing member

By:    _________________________
Name:    _________________________
Title:    _________________________

EXHIBITS:
Exhibit A - Property Description

F-3

Exhibit A to Deed
Legal Description
[Insert Legal Description of Two Land]

F-4

EXHIBIT F-3
(FORM OF THREE DEED)

SPECIAL WARRANTY DEED
After recording, please return to:

Attention:

THE STATE OF TEXAS    §
§    KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF [_____]     §
“NOTICE OF CONFIDENTIALITY RIGHTS: IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OR ALL OF THE FOLLOWING INFORMATION FROM ANY INSTRUMENT THAT TRANSFERS AN INTEREST IN REAL PROPERTY BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS: YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER'S LICENSE NUMBER.”
North Dallas Town Center LP, a Delaware limited partnership [**to be revised, if necessary, to reflect any permitted pre-Closing transfer**] (hereinafter referred to as “Grantor”), whose mailing address is c/o Equity Office, 15950 N. Dallas Parkway, Suite 300, Dallas, Texas 75248, for and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration to it in hand paid by                         , LLC, a ________________ (hereinafter referred to as “Grantee”), whose mailing address is c/o _________________, ______________, ____________, the receipt and sufficiency of which consideration are hereby acknowledged, and upon and subject to the exceptions, liens, encumbrances, terms and provisions hereinafter set forth and described, has GRANTED, BARGAINED, SOLD and CONVEYED, and by these presents does hereby GRANT, BARGAIN, SELL and CONVEY, unto Grantee all of the real property situated in Collin County, Texas, described on Exhibit A attached hereto and made a part hereof for all purposes (hereinafter referred to as the “Land”), together with all and singular the adjacent streets, alleys, rights-of-way, rights, benefits, licenses, interests, privileges, easements, tenements, hereditaments and appurtenances on the Land or in anywise appertaining thereto, and the improvements, structures and fixtures located upon the Land (the foregoing, together with the Land, being hereinafter referred to as the “Property”).
This conveyance is made and accepted subject to the “Permitted Exceptions” (i.e., real property taxes and assessments, unrecorded leases, all matters of record and all matters that would be reflected on an accurate survey of the Property as of the date hereof).
TO HAVE AND TO HOLD the Property, subject to the Permitted Exceptions, as aforesaid, unto Grantee, its successors and assigns, forever; and Grantor does hereby bind itself and its successors, to WARRANT AND FOREVER DEFEND all and singular the Property unto Grantee, its successors and assigns, against every person whomsoever lawfully claiming or to claim the same, or any part thereof, by, through or under Grantor, but not otherwise.
By acceptance of this Special Warranty Deed, Grantee assumes payment of all real property taxes on the Property for the year 2012 and subsequent years.

IN WITNESS WHEREOF, this Special Warranty Deed has been executed by Grantor to be effective as of the _______ day of ___________, 2012.

GRANTOR:

NORTH DALLAS TOWN CENTER LP,
a Delaware limited partnership

By:      Dallas Democracy GP LLC,
a Delaware limited liability company,
Its general partner

By:    Dallas Democracy JV LLC,
a Delaware limited liability company,
Its sole member

By:    CarrAmerica Texas Holding, LLC,
a Delaware limited liability company,
Its managing member

By:    _________________________
Name:    _________________________
Title:    _________________________

EXHIBITS:
Exhibit A - Property Description

Exhibit A to Deed
Legal Description
[Insert Legal Description of Three Land]

EXHIBIT G
ASSIGNMENT AND ASSUMPTION OF LEASES
THIS ASSIGNMENT AND ASSUMPTION OF LEASES (this “Assignment”) is executed as of the ____ day of __________, 2012 by and between [NORTH DALLAS TOWN CENTER LP, a Delaware limited partnership][TENNYSON DEVELOPMENT LP, a Delaware limited partnership], having an address of c/o Equity Office, 2311 Cedar Springs Road, Suite 300, Dallas, Texas 75201 (“Assignor”) and [___________________], a [___________________], having an address at [___________________] (“Assignee”).
WHEREAS, Assignee is this day purchasing from Assignor and Assignor is conveying to Assignee the [One/Two/Three] Property (as such term is described in that certain Contract of Sale dated as of ___________________, 201_ between Assignor and Assignee, or their respective predecessors in interest).
WHEREAS, the [One/Two/Three] Property is encumbered by those certain tenants (the “Tenants”) occupying space under the leases listed and described on Exhibit A annexed hereto and made a part hereof (collectively, the “Tenant Leases”).
WHEREAS, Assignor desires to transfer and assign to Assignee, and Assignee desires to assume as provided herein, all of Assignor’s right, title and interest in and to the Tenant Leases.
NOW, THEREFORE, in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Assignor hereby transfers and assigns to Assignee all right, title and interest of Assignor in and to the Tenant Leases.

2.
Assignee hereby affirmatively and unconditionally assumes all of Assignor’s obligations and liabilities under the Tenant Leases to the extent such obligations and liabilities first accrue and are applicable to the period on or after the date hereof.

3.	This Assignment is made without warranty, representation, or guaranty by, or recourse against Assignor of any kind whatsoever.

4.
This Assignment may be executed in any number of counterparts, each of which may be executed by any one or more of the parties hereto, but all of which shall constitute one and the same instrument, and shall be binding and effective when all parties hereto have executed and delivered at least one counterpart.

5.	The terms and provisions of this Assignment shall be binding upon and inure to the benefit of the respective parties hereto, and their respective successors and assigns.

IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be duly executed as of the day and year first written above.

[NORTH DALLAS TOWN CENTER LP][TENNYSON
DEVELOPMENT LP]
, a Delaware limited partnership

By:    Dallas Democracy GP LLC,
a Delaware limited liability company,
Its general partner

By:    Dallas Democracy JV LLC,
a Delaware limited liability company,
Its sole member

By:    CarrAmerica Texas Holding, LLC,
a Delaware limited liability company,
Its managing member

By:    ________________________
Name:    ________________________
Title:    ________________________

KBS CAPITAL ADVISORS, LLC, a Delaware limited liability company By: _______________________ Name: Charles J. Schreiber, Jr. Title: Chief Executive Officer

EXHIBIT A
(List of Leases)

EXHIBIT H
BILL OF SALE AND GENERAL ASSIGNMENT
THIS BILL OF SALE AND GENERAL ASSIGNMENT (this “Assignment”) is executed as of the ____ day of _____________, 2012 by [NORTH DALLAS TOWN CENTER LP, a Delaware limited partnership][TENNYSON DEVELOPMENT LP, a Delaware limited partnership], having an address of c/o Equity Office, 2311 Cedar Springs Road, Suite 300, Dallas, Texas 75201 (“Assignor”) in favor of [___________________], a [___________________], having an address at [___________________] (“Assignee”).
WHEREAS, Assignee is this day purchasing from Assignor and Assignor is conveying to Assignee the [One/Two/Three] Property (as such term is described in that certain Contract of Sale dated as of [_______________, 201_] between Assignor and Assignee, or their respective predecessors in interest (the “Agreement”)).
WHEREAS, Assignor desires to assign, transfer, setover and deliver to Assignee all of Assignor’s rights, if any, in and to the [One/Two/Three] Personal Property and the [One/Two/Three] Intangible Property (as such terms are defined in the Agreement) (collectively, the “Assigned Properties”) to the extent assignable.
NOW, THEREFORE, in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Assignor hereby assigns, transfers, sets over and delivers to Assignee, its successors and assigns, all of Assignor’s right, title and interest, if any, in and to the Assigned Properties.

2.	This Assignment is made without warranty, representation, or guaranty by, or recourse against Assignor of any kind whatsoever.

3.
This Assignment may be executed in any number of counterparts, each of which may be executed by any one or more of the parties hereto, but all of which shall constitute one and the same instrument, and shall be binding and effective when all parties hereto have executed and delivered at least one counterpart.

4.	The terms and provisions of this Assignment shall be binding upon and inure to the benefit of the respective parties hereto, and their respective successors and assigns.

H-1

IN WITNESS WHEREOF, Assignor has caused this Assignment to be duly executed as of the day and year first written above.

[NORTH DALLAS TOWN CENTER LP][TENNYSON
DEVELOPMENT LP]
, a Delaware limited partnership

By:    Dallas Democracy GP LLC,
a Delaware limited liability company,
Its general partner

By:    Dallas Democracy JV LLC,
a Delaware limited liability company,
Its sole member

By:    CarrAmerica Texas Holding, LLC,
a Delaware limited liability company,
Its managing member

By:    ________________________
Name:    ________________________
Title:    ________________________

H-2

EXHIBIT I
CERTIFICATION OF NON-FOREIGN STATUS UNDER
TREASURY REGULATIONS SECTION 1.1445-2(b)
(NON-DISREGARDED ENTITY GRANTOR/TRANSFEROR)
Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. For U.S. tax purposes (including section 1445), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) will be the transferor of the property and not the disregarded entity. To inform the transferee that withholding of tax is not required upon the disposition of a U.S. real property interest by ________________ (“Seller”), the undersigned hereby certifies the following on behalf of Seller:
1.    Seller is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);
2.    Seller is not a disregarded entity as defined in § 1.1445-2(b)(2)(iii);
3.    Seller’s U.S. employer identification number is ______________; and
4.    Seller’s office address is:
c/o Equity Office
2311 Cedar Springs Road, Suite 300
Dallas, Texas 75201
Attention: Chris G. Hendricks
Seller understands that this certification may be disclosed to the Internal Revenue Service by transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.
Under penalties of perjury I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct, and complete, and I further declare that I have authority to sign this document on behalf of Seller.

Dated: ___________	[___________________________] By: _____________________________ Name: Title:

I-1

EXHIBIT J
ASSIGNMENT AND ASSUMPTION OF CONTRACTS
THIS ASSIGNMENT AND ASSUMPTION OF CONTRACTS (this “Assignment”) is executed as of the ____ day of ______, 2012, by and between [NORTH DALLAS TOWN CENTER LP, a Delaware limited partnership][TENNYSON DEVELOPMENT LP, a Delaware limited partnership], having an address of c/o Equity Office, 2311 Cedar Springs Road, Suite 300, Dallas, Texas 75201 (“Assignor”) and [___________________], a [___________________], having an address at [___________________] (“Assignee”).
WHEREAS, Assignee is this day purchasing from Assignor and Assignor is conveying to Assignee the [One/Two/Three] Property (as such term is described in that certain Contract of Sale dated as of [___________], 201_ between Assignor and Assignee, or their respective predecessors in interest).
WHEREAS, in connection with its ownership and management of the [One/Two/Three] Property, Assignor has entered into those certain maintenance, service and supply contracts and equipment leases, in effect on the date hereof, listed and described on Exhibit A annexed hereto and made a part hereof (collectively, the “Contracts”).
WHEREAS, Assignor desires to transfer and assign to Assignee, and Assignee desires to assume as herein provided, all of Assignor’s right, title and interest in and to the Contracts.
NOW, THEREFORE, in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Assignor hereby transfers and assigns to Assignee all right, title and interest of Assignor in and to the Contracts.

2.
This Assignment shall constitute a direction and full authority to any person or entity that is a party to any of the Contracts to perform its obligation under the Contracts for the benefit of Assignee without further proof to any such party of the assignment to Assignee of the Contracts.

3.
Assignee hereby affirmatively and unconditionally assumes all of the obligations and liabilities of Assignor under the Contracts to the extent such obligations and liabilities first accrue and are applicable to the period on or after the date hereof.

4.	This Assignment is made without warranty, representation, or guaranty by, or recourse against Assignor of any kind whatsoever.

5.
This Assignment may be executed in any number of counterparts, each of which may be executed by any one or more of the parties hereto, but all of which shall constitute one and the same instrument, and shall be binding and effective when all parties hereto have executed and delivered at least one counterpart.

6.	The terms and provisions of this Assignment shall be binding upon and inure to the benefit of the respective parties hereto, and their respective successors and assigns.

IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be duly executed as of the day and year first written above.

ASSIGNOR:

[NORTH DALLAS TOWN CENTER LP][TENNYSON
DEVELOPMENT LP]
, a Delaware limited partnership

By:    Dallas Democracy GP LLC,
a Delaware limited liability company,
Its general partner

By:    Dallas Democracy JV LLC,
a Delaware limited liability company,
Its sole member

By:    CarrAmerica Texas Holding, LLC,
a Delaware limited liability company,
Its managing member

By:    ________________________
Name:    ________________________
Title:    ________________________

ASSIGNEE: KBS CAPITAL ADVISORS, LLC, a Delaware limited liability company By: _______________________ Name: Charles J. Schreiber, Jr. Title: Chief Executive Officer

EXHIBIT A
(Contracts)

EXHIBIT K
(Form of Tenant Notice)
[NORTH DALLAS TOWN CENTER LP][TENNYSON DEVELOPMENT LP]
c/o Equity Office
2311 Cedar Springs Road, Suite 300
Dallas, Texas 75201
____ _, 201_
By Certified Mail -
Return Receipt Requested

Re:
Lease (the “Lease”) dated __________ between [NORTH DALLAS TOWN CENTER LP, a Delaware limited partnership][TENNYSON DEVELOPMENT LP, a Delaware limited partnership] (“Landlord”) and ______________________ encumbering certain real property known as [___________] Plano, Texas (the “Property”)

Ladies and Gentlemen:
Please be advised that (1) Landlord has conveyed all of its right, title and interest in and to the Property, including its interest as landlord under the Lease, to [___________________] (“Purchaser”), and (2) Purchaser has assumed Landlord’s obligations under the Lease to the extent first accruing and applicable to the period after the date hereof.
Accordingly, effective as of the date hereof, you are hereby notified and directed to deliver all future rent and additional rent payments due under the Lease to Purchaser at:
[________________________]
    [________________________]
All future notices, and all Lease inquiries, with respect to the Lease should be made to the Purchaser in accordance with your Lease at the following address:
_______________________
_______________________
_______________________
In addition, your security deposit in the amount of $____________, together with any interest earned thereon, has been transferred to Purchaser.

K-1

Very truly yours,

[NORTH DALLAS TOWN CENTER LP][TENNYSON
DEVELOPMENT LP]
, a Delaware limited partnership

By:      Dallas Democracy GP LLC,
a Delaware limited liability company,
Its general partner

By:    Dallas Democracy JV LLC,
a Delaware limited liability company,
Its sole member

By:    CarrAmerica Texas Holding, LLC,
a Delaware limited liability company,
Its managing member

By:    ________________________
Name:    ________________________
Title:    ________________________

K-2

EXHIBIT L
OWNER’S TITLE AFFIDAVIT
The undersigned, on behalf of [NORTH DALLAS TOWN CENTER LP, a Delaware limited partnership][TENNYSON DEVELOPMENT LP, a Delaware limited partnership] (“Owner”), the Owner of the premises described in Title Commitment No. [___________] issued by Commonwealth Land Title Insurance Company (the “Title Company”), and in consideration of the Title Company issuing its policy of title insurance insuring an interest in the real estate described herein, hereby certifies to the Title Company that, to the best of Owner’s knowledge:
1.    Owner is the owner of that certain property commonly known as [“One and Two Legacy Town Center”][“Three Legacy Town Center”] in Plano, Texas (the “Property”).
2.    No proceedings in bankruptcy or receivership have been instituted by or against the Owner within the last ten (10) years, and that the Owner has never made an assignment for the benefit of creditors.
3.    No additions, alterations or improvements for which Owner is responsible, other than those made in the ordinary course of Owner’s operation (including, but not limited to, tenant improvements) and maintenance of the Property, are now in progress or have been made to the Property in the past ninety (90) days that have not been paid for by Owner.
4.    Owner is in sole possession of the Property, and that no other party has possession, or has a right of possession under any tenancy, lease or other agreement, written or oral except for the tenants under the leases as more particularly described on Exhibit A attached hereto; the only tenants occupying the Property are as set forth on Exhibit A annexed hereto; the leases do not contain any options or rights of first refusal to purchase any of the Property.
5.    Between the most recent Effective Date of the Title Commitments and the date of recording of the documents creating the interest being insured but in no event later than five (5) business days from the Closing Date (hereinafter, the “Gap Period”), the undersigned has not taken or allowed and will not take or allow any action to encumber or otherwise affect title to the Property. In the event of any lien, encumbrance or other matter affecting title to the Property in the Gap Period arising as a result of an act of the undersigned, the undersigned hereby indemnifies and holds the Title Company harmless against any and all loss or damage sustained as a result thereof and further undertakes to take all necessary steps to discharge any such lien, encumbrance or other matter in a manner reasonably satisfactory to the Title Company. The undersigned makes the foregoing assertion, indemnification and undertaking to induce the Title Company to provide so-called “Gap Coverage” in its policy / policies of title insurance.
This certificate is being delivered by Owner solely for the purpose of inducing the Title Company to issue its title insurance policy insuring title to the Property, and the undersigned avers the foregoing statements are true and correct to the best of her knowledge and belief. No third party shall have any right to rely upon or be a third party beneficiary with respect to the subject matter of this Certificate. As used herein, the words “to the best of Owner’s knowledge” or words of similar import, shall mean the present actual knowledge, without taking into account any constructive or imputed knowledge, of Chris G. Hendricks and shall not be construed, by imputation or otherwise, to impose upon Chris G. Hendricks any duty to investigate the matter to which such actual knowledge, or the absence thereof, pertains. Owner hereby represents that Chris G. Hendricks is the officer of Owner who is primarily responsible for the administration of Owner’s interest in the Property. Chris G. Hendricks shall not have any personal liability in connection with this certificate or the certifications made herein.

Dated: As of ___________ ____, 201_
OWNER:

[NORTH DALLAS TOWN CENTER LP][TENNYSON
DEVELOPMENT LP]
, a Delaware limited partnership

By:    Dallas Democracy GP LLC,
a Delaware limited liability company,
Its general partner

By:    Dallas Democracy JV LLC,
a Delaware limited liability company,
Its sole member

By:    CarrAmerica Texas Holding, LLC,
a Delaware limited liability company,
Its managing member

By:    ________________________
Name:    ________________________
Title:    ________________________

EXHIBIT A TO OWNERS TITLE AFFIDAVIT
(Tenant List)

EXHIBIT M
(AFFILIATE LEASES AND LICENSES TO BE TERMINATED)
Lease Agreement, dated January 18, 2011, by and between Tennyson Development LP, as tenant, and Tennyson Development LP, as landlord, with respect to Suite 120 at Legacy Town Center III.

M-1

EXHIBIT N
ESCROW AGREEMENT
THIS ESCROW AGREEMENT (this “Agreement”), dated as of the ___ day of December, 2012, is among COMMONWEALTH LAND TITLE INSURANCE COMPANY, having an address at 4100 Newport Place Drive #120, Newport Beach, CA 92660, Attention: Joy Eaton (Tel. (949) 724-3145; e-mail: joyeaton@ltic.com) (“Escrowee”), NORTH DALLAS TOWN CENTER LP, a Delaware limited partnership, having an address of c/o Equity Office, 2311 Cedar Springs Road, Suite 300, Dallas, Texas 75201 (“One/Two Seller”), and TENNYSON DEVELOPMENT LP, a Delaware limited partnership, having an address of c/o Equity Office, 2311 Cedar Springs Road, Suite 300, Dallas, Texas 75201 (“Three Seller” and, together with One/Two Seller, collectively “Sellers” and each individually a “Seller”), and KBS CAPITAL ADVISORS, LLC, having an address at 590 Madison Avenue, 26th Floor, New York, New York 10022 (“Purchaser”).
W I T N E S S E T H
WHEREAS, Sellers and Purchaser entered into that certain Contract of Sale dated as of [___________________, 201__], for the purchase and sale of the property known as “One, Two and Three Legacy Town Center” in Plano, Texas (the “Property”), as more particularly described therein (hereinafter referred to as the “Contract”);
WHEREAS, the Contract provides for the terms and conditions applicable to the sale and purchase of the Property and the performance obligations and rights of Sellers and Purchaser; and
WHEREAS, Sellers and Purchaser agree, pursuant to the Contract, that Escrowee shall hold, in escrow the Deposit (capitalized terms not otherwise defined herein are defined pursuant to Paragraph 6 hereof) in accordance with the terms and conditions of the Contract and this Agreement.
NOW, THEREFORE, the parties hereto agree as follows:
1.    Appointment of Agent.
1.1    Purchaser and Sellers hereby appoint Escrowee to act as their escrow agent on the terms and conditions hereinafter set forth, and Escrowee accepts such appointment.
1.2    Escrowee agrees to hold the Deposit on behalf of the parties to the Contract, and to apply, disburse and deliver the Deposit as provided in the Contract and this Agreement. In the event of any conflict between the terms and conditions of the Contract and the terms or conditions of this Agreement, as to the obligations of Escrowee, the terms and conditions of this Agreement shall govern and control.
2.    Disposition of the Deposit.

2.1    Escrowee shall hold the Deposit in an interest bearing savings account which rate of interest need not be maximized. Escrowee shall not commingle the Deposit with any other funds.
2.2    Escrowee shall pay the Deposit to Sellers or otherwise in accordance with the terms of the Contract. If prior to the Closing, either party makes a demand upon Escrowee for delivery of the Deposit, Escrowee shall give notice to the other party of such demand. If a notice of objection to the proposed payment is not received from the other party within seven (7) Business Days after the giving of notice by Escrowee, Escrowee is hereby authorized to deliver the Deposit to the party who made the demand. If Escrowee receives a notice of objection within said period, then Escrowee shall continue to hold the Deposit and thereafter pay it to the party entitled when Escrowee receives (a) notice from the objecting party withdrawing the objection, or (b) a notice signed by both parties directing disposition of the Deposit, or (c) a judgment or order of a court of competent jurisdiction.
2.3    Nothing in this Section 2 shall have any effect whatsoever upon Escrowee’s rights, duties, and obligations under Section 3.
3.    Concerning Escrowee.
3.1    Escrowee shall be protected in relying upon the accuracy, acting in reliance upon the contents, and assuming the genuineness of any notice, demand, certificate, signature, instrument or other document which is given to Escrowee without verifying the truth or accuracy of any such notice, demand, certificate, signature, instrument or other document;
3.2    Escrowee shall not be bound in any way by any other contract or understanding between the Sellers and Purchaser, whether or not Escrowee has knowledge thereof or consents thereto unless such consent is given in writing;
3.3    Escrowee’s sole duties and responsibilities shall be to hold and disburse the Deposit in accordance with this Agreement and the Contract; provided, however, that Escrowee shall have no responsibility for the clearing or collection of the check representing the Deposit;
3.4    Upon the disbursement of the Deposit in accordance with this Agreement, Escrowee shall be relieved and released from any liability under this Agreement;
3.5    Escrowee may resign at any time upon at least ten (10) Business Days prior written notice to the Sellers and Purchaser hereto. If, prior to the effective date of such resignation, the Sellers and Purchaser hereto shall have approved, in writing, a successor escrow agent, then upon the resignation of Escrowee, Escrowee shall deliver the Deposit to such successor escrow agent. From and after such resignation and the delivery of the Deposit to such successor escrow agent, Escrowee shall be fully relieved of all of its duties, responsibilities and obligations under this Agreement, all of which duties, responsibilities and obligations shall be performed by the appointed successor escrow agent. If for any reason Sellers and Purchaser shall not approve a successor escrow agent within such period, Escrowee may bring any appropriate action or proceeding for leave to deposit the Deposit with a court of competent jurisdiction, pending the approval of a successor escrow agent, and upon such deposit Escrowee shall be fully relieved of all of its duties, responsibilities and obligations under this Agreement;
3.6    Sellers and Purchaser hereby agree to, jointly and severally, indemnify, defend and hold harmless Escrowee from and against any liabilities, damages, losses, costs or expenses incurred by, or claims or charges made against, Escrowee (including reasonable attorneys’ fees and disbursements) by reason of Escrowee performing its obligations pursuant to, and in accordance with, the terms of this Agreement, but in no event shall Escrowee be indemnified for its negligence, willful misconduct or breach of the terms of this Agreement;
3.7    In the event that a dispute shall arise in connection with this Agreement or the Contract, or as to the rights of Sellers and Purchaser in and to, or the disposition of, the Deposit, Escrowee shall have the right to (w) hold and retain all or any part of the Deposit until such dispute is settled or finally determined by litigation, arbitration or otherwise, or (x) deposit the Deposit in an appropriate court of law, following which Escrowee shall thereby and thereafter be relieved and released from any liability or obligation under this Agreement, or (y) institute an action in interpleader or other similar action permitted by stakeholders in the State of Texas, or (z) interplead Sellers or Purchaser in any action or proceeding which may be brought to determine the rights of Sellers and Purchaser to all or any part of the Deposit; and
3.8    Escrowee shall not have any liability or obligation for loss of all or any portion of the Deposit by reason of the insolvency or failure of the institution of depository with whom the escrow account is maintained.
4.    Termination.
This Agreement shall automatically terminate upon the delivery or disbursement by Escrowee of the Deposit in accordance with the terms of the Contract and terms of this Agreement, as applicable.
5.    Notices.
All notices, requests or other communications which may be or are required to be given, served or sent by any party hereto to any other party hereto shall be deemed to have been properly given, if in writing and shall be deemed delivered (a) upon delivery, if delivered in person, by a PDF or similar attachment to an email, or by facsimile transmission with receipt thereof confirmed by printed facsimile acknowledgment (in the case of e-mail or facsimile delivery, with a confirmation copy delivered in person or by overnight delivery within two (2) Business Days thereafter), (b) one (1) Business Day after having been deposited for overnight delivery with any reputable overnight courier service, or (c) three (3) Business Days after having been deposited in any post office or mail depository regularly maintained by the United States Postal Office and sent by registered or certified mail, postage paid, return receipt requested, and in each case, addressed as follows:

To Sellers:
c/o Equity Office 2311 Cedar Springs Road, Suite 300 Dallas, Texas 75201 Attention: Chris G. Hendricks Facsimile: (972) 404-2201 Telephone: (972) 404-2200 Email: Chris_Hendricks@equityoffice.com

With a Copy To:
c/o JP Morgan Investment Management Inc. 270 Park Avenue New York, New York 10017 Attention: Daniel Minkoff Facsimile: (212) 642-2264 Telephone: (212) 648-2005 Email: daniel.f.minkoff@jpmchase.com

With a Copy To:
Pircher, Nichols & Meeks
1925 Century Park East, Suite 1700
Los Angeles, California 90067
Attention: Real Estate Notices (JHI/ABR)
Facsimile: (310) 201-8922
Telephone: (310) 201-8900
Email: jirons@pircher.com
abrobinson@pircher.com

With a Copy To:
Stroock & Stroock & Lavan LLP 180 Maiden Lane New York, New York 10038-4982 Attention: Diana Brummer, Esq. Facsimile: (212) 806-6006 Telephone: (212) 806-5441 Email: dbrummer@stroock.com

To Purchaser:
KBS Capital Advisors LLC 311 South Wacker Drive, Suite 6550 Chicago, IL 60606 Attention: Bill Rogalla Facsimile: (312) 360-1544 Telephone: (312) 360-1530 Email: brogalla@kbsrealty.com

With a Copy To:
KBS Capital Advisors LLC 620 Newport Center Drive, Suite 1300 Newport Beach, CA 92660 Attention: Jim Chiboucas, Esq. Facsimile: (949) 417-6523 Telephone: (949) 417-6555 Email: jchiboucas@kbsrealty.com

And a Copy To:
Greenberg Traurig 3161 Michelson Drive, Suite 1000 Irvine, CA 92612 Attention: Bruce Fischer, Esq. Facsimile: (949) 732-6501 Telephone: (949) 732-6670 Email: fischerb@gtlaw.com

To Escrowee:
Commonwealth Land Title Insurance Company 4100 Newport Place Drive #120 Newport Beach, CA 92660 Attention: Joy Eaton Facsimile: (949) 724-3145 Telephone: (949) 271-5762 Email: joyeaton@ltic.com
All notices required under this Agreement may be given by Purchaser’s and Sellers’ counsel, as appropriate.
6.    Capitalized Terms.
Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Contract.

7.    Governing Law/Waiver of Trial by Jury.
THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES OF SUCH STATE. THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.
8.    Successors.
This Agreement shall be binding upon and inure to the benefit of the respective successors and permitted assigns of the parties hereto; provided, however, that except as expressly provided herein as to the Escrowee, this Agreement may not be assigned by any party without the prior written consent of the other parties.
9.    Entire Agreement.
This Agreement, together with the Contract, contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.
10.    Amendments.
Except as expressly provided in this Agreement, no amendment, modification, termination, cancellation, rescission or supersession to this Agreement shall be effective unless it shall be in writing and signed by each of the parties hereto.
11.    Counterparts and/or Facsimile Signatures.
This Agreement may be executed in any number of counterparts, including counterparts transmitted by facsimile or as a PDF or similar attachment to an e-mail, any one of which shall constitute an original of this Agreement. When counterparts or facsimile copies have been executed by all parties, they shall have the same effect as if the signatures to each counterpart or copy were upon the same documents and copies of such documents shall be deemed valid as originals. The parties agree that all such signatures may be transferred to a single document upon the request of any party. This Agreement shall not be binding unless and until it shall be fully executed and delivered by all parties hereto. In the event that this Agreement is executed and delivered by way of facsimile transmission, each party delivering a facsimile counterpart shall promptly deliver an ink-signed original counterpart of the Agreement to the other party by overnight courier service; provided however, that the failure of a party to deliver an ink-signed original counterpart shall not in any way effect the validity, enforceability or binding effect of a counterpart executed and delivered by facsimile transmission.
12.    Severability.
If any provision of the Agreement or the application of any such provision to any person or circumstance shall be held invalid, illegal, or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof.
[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed and delivered this Escrow Agreement as of the date and year first above written.

SELLER:

NORTH DALLAS TOWN CENTER LP,
a Delaware limited partnership

By:      Dallas Democracy GP LLC,
a Delaware limited liability company,
Its general partner

By:    Dallas Democracy JV LLC,
a Delaware limited liability company,
Its sole member

By:    CarrAmerica Texas Holding, LLC,
a Delaware limited liability company,
Its managing member

By:    ___________________________
Name:    ___________________________
Title:    ___________________________

TENNYSON DEVELOPMENT LP,
a Delaware limited partnership

By:    Dallas Democracy GP LLC,
a Delaware limited liability company,
Its general partner

By:    Dallas Democracy JV LLC,
a Delaware limited liability company,
Its sole member

By:    CarrAmerica Texas Holding, LLC,
a Delaware limited liability company,
Its managing member

By:    ___________________________
Name:    ___________________________
Title:    ___________________________

[Signatures continued on following page]

PURCHASER:

KBS CAPITAL ADVISORS, LLC,
a Delaware limited liability company
By:     _______________________
Name:    Charles J. Schreiber, Jr.
Title:    Chief Executive Officer
ESCROWEE:

COMMONWEALTH LAND TITLE INSURANCE COMPANY

By: ________________________________
Name:
Title:

EXHIBIT O
(LEASES)
One Property Leases

Tenant	Lease	Date
Aspen Healthcare Metrics LLC	Guaranty	3/29/2010
	Lease Agreement	4/7/2010
	Commencement Letter	7/2/2010

Auto Wash Enterprise, Inc.	Lease Agreement	3/15/2010
	Commencement Letter	7/2/2010

Autodesk, Inc.	Lease Agreement	8/11/2003
	Lease Agreement Amendment 1	10/14/2005
	Commencement Letter	3/20/2006
	Lease Agreement Amendment 2	9/8/2010

FiberTower Network Services Corp.	Antenna License	1/16/2003
	Letter Agreement	11/24/2003
	Lease Agreement Amendment 1	8/18/2005
	Lease Agreement Amendment 2	12/1/2005
	Lease Agreement Amendment 3	10/1/2008

GGNSC Administrative Services LLC	Lease Agreement	4/4/2011

Healthcare Coalition of Texas, Inc.	Lease Agreement	7/2/2002
	Commencement Letter	1/15/2003
	Lease Agreement Amendment 1	4/6/2010

ICF Consulting Group, Inc.	License Agreement	2/23/2006
	Lease Agreement	3/24/2006
	Commencement Letter	3/24/2006
	Lease Agreement Amendment 1	9/4/2008
	Lease Agreement Amendment 2	12/2/2010
	Commencement Letter	7/27/2011
	Lease Agreement Amendment 3	8/25/2011

Innovative Management Solutions, Inc.	Lease Agreement	11/13/2003
	Lease Agreement Amendment 1	7/26/2005
	Lease Agreement Amendment 2	4/1/2006

	Lease Agreement Amendment 3	12/28/2009
	Lease Agreement Amendment 4	4/30/2010
	Commencement Letter	6/1/2010
	Consent to Sublease	6/14/2011

Insight for Living	Lease Agreement	11/15/2000
	Lease Agreement Amendment 1	11/16/2001

Lifeway Financial Corporation	Lease Agreement	2/26/2002
	Commencement Letter	7/31/2002
	Lease Agreement Amendment 1	1/1/2005
	Lease Agreement Amendment 2	11/2/2011

New York Life Insurance Company	Lease Agreement	8/17/2010
	Commencement Letter	12/14/2010

Synopsys, Inc.	Lease Agreement	8/11/2009
	Letter Agreement	10/26/2009
	Commencement Letter	2/4/2010

Two Property Leases:

Tenant	Lease	Date
ACT Wealth Management, LLC	Commencement Letter	10/12/2010
	Lease Agreement	10/12/2010
	Commencement Letter	1/18/2011

Amsden Advisory Group, LLC	Guaranty	6/8/2011
	Lease Agreement	6/9/2011
	Commencement Letter	8/1/2011

Mam Marketing, Inc.	Lease Agreement	8/20/2009
	Commencement Letter	10/5/2009
	Consent to Sublease	12/10/2010

BMC Software, Inc.	Lease Agreement	5/13/2008
	Commencement Letter	8/4/2008

BTB Energy, Ltd.	Lease Agreement	12/15/2009
	Commencement Letter	1/25/2010

Cain, Watters & Associates, P.L.L.C.	Lease Agreement	3/30/2011
	Subordination of Lien	9/16/2011

Daniel V. Pritchett	Lease Agreement	5/23/2011

Dempsey Partners LLC	Lease Agreement	1/18/2011
	Commencement Letter	2/10/2011

Dental Community Management, Inc.	Lease Agreement	5/23/2011
	Subordination of Lien	7/25/2011

DHR International, Inc.	Lease Agreement	10/5/2011

Epygi Technologies, Ltd	Lease Agreement	3/26/2004
	Lease Agreement Amendment 1	5/24/2004
	Lease Agreement Amendment 2	3/1/2010

Family Legacy Trust Company	Lease Agreement	5/23/2011

Fourth Floor Realty, LLC	Lease Agreement	1/30/2009
	Commencement Letter	5/27/2009
	Lease Agreement Amendment 1	5/24/2010
	Commencement Letter	10/12/2010

Goranson, Bain, Larsen & Greenwald, L.C.	Commencement Letter	12/10/2007
	Lease Agreement	12/12/2007
	Letter Agreement	2/21/2008
	Lease Agreement Amendment 1	11/16/2011

Horizon Data Center Solutions LLC	Lease Agreement	9/20/2010
	Commencement Letter	3/3/2011

Hospital Management Associates, Inc.	Lease Agreement	11/5/2008
	Commencement Letter	11/5/2008

J.J.'s Mae, Inc.	Commencement Letter	4/14/2008
	Lease Agreement	4/14/2008

LiquidAgents, LLC	Lease Agreement	1/20/2010
	Lease Agreement Amendment 1	2/15/2011
	Lease Agreement Amendment 2	11/21/2011

MC Resources, LLC	Lease Agreement	10/22/2007
	Commencement Letter	12/4/2007

McRight-Smith Holdings, Inc.	Lease Agreement	6/22/2007
	Lease Agreement Amendment 1	6/28/2009
	Commencement Letter	7/21/2009

Mondics Insurance Group, Inc.	Lease Agreement	7/6/2010
	Commencement Letter	11/8/2010

MSF Partners, LLC	Consent to Sublease	12/10/2010

Outcome Engineering, LLC	Guaranty	12/9/2010
	Lease Agreement	12/9/2010

Peeples&Hilburn, P.C.	Lease Agreement	5/23/2011

Robert Half International Inc.	Lease Agreement	6/2/2010
	Commencement Letter	9/29/2010

Robins & Morton Group	Lease Agreement	7/16/2008
	Commencement Letter	11/1/2008
	Lease Agreement Amendment 1	3/31/2009

Sandisk Technologies, Inc.	Lease Agreement	2/17/2011
	Commencement Letter	5/15/2011
	Commencement Letter	8/1/2011

Tenura Holdings, Inc.	License Agreement	6/23/2011
	Lease Agreement	6/30/2011
	Letter Agreement	7/25/2011
	Commencement Letter	12/1/2011

Three Property Leases:

Tenant	Lease	Date
Hartford Fire Insurance Company	Lease Agreement	1/31/2007
	Commencement Letter	5/22/2008
	Letter Agreement	7/5/2008
	Consent to Sublease	4/12/2011

Heights Energy Corporation	Lease Agreement	11/18/2008
	Commencement Letter	2/2/2009

Informatica Corporation	Lease Agreement	10/15/2007
	Commencement Letter	11/15/2007

M. Miller & Associates, LLC	Lease Agreement	12/8/2008
	Commencement Letter	3/9/2009
	Lease Agreement Amendment 1	6/25/2009
	Commencement Letter	7/21/2009
	Lease Agreement Amendment 2	6/14/2010
	Lease Agreement Amendment 3	9/1/2011

Oceus Networks Inc.	Lease Agreement	3/19/2010
	Commencement Letter	7/1/2010
	Lease Agreement Amendment 1	3/24/2011
	Lease Agreement Amendment 2	5/25/2011
	Commencement Letter	8/12/2011

Odyssey Information Services, Inc.	Lease Agreement	7/24/2008
	Commencement Letter	11/29/2008
	Subordination of Lien	8/27/2009

RamQuest Software, Inc.	Lease Agreement	7/2/2009
	Letter Agreement	8/10/2009
	Commencement Letter	9/1/2009

Sente Mortgage Inc.	Lease Agreement	11/5/2010
	Lease Agreement Amendment 1	2/17/2011
	Commencement Letter	4/18/2011
	Consent to Sublease	5/23/2011

Stonington Insurance Company	Lease Agreement	4/7/2008
	Commencement Letter	9/16/2008

Thomas E. Gallaway Corporation	Lease Agreement	6/7/2010
	Commencement Letter	9/1/2010

Tennyson Development LP	Lease Agreement	1/18/2011

VHA Southwest Community Health Corporation	Lease Agreement	12/4/2007

EXHIBIT P
(PURCHASER’S AUDIT DOCUMENTS)

General

•
Property operating statements for the most recent full calendar year and for the current year to date with break out in quarterly intervals, e.g.: For a property purchased on 4/15/11; we would need operating statements for the Quarters ended 3/31/10, 6/30/10, 9/30/10, 12/31/10, 3/31/11 and YTD 12/31/10 and YTD 12/31/11. Post closing we will need the income statement from the last full quarter provided to the closing date.

•	Trial balances at the end of the most recent full calendar year and as of the current date.

•	General ledger for the most recent full calendar year and for the current year to date (should include activity for entire year and all general ledger accounts).

•
Bank statements and Bank Reconciliations – need as of prior year end month (eg 12/31/10 for 2011 acquisition); 2 months following prior year end month (eg 01/31/11 and 02/28/11); and most recent quarter end month.

Revenues
Access to the following for all revenues for the most recent full calendar year and for the current year to date:

•
Lease agreements including any leases which have expired or were terminated in 2010 (latest full calendar year) and 2011 (current year). We may also request lease agreements going back for the last 5 years

•	Rent rolls at year end for the last five years

•	Access to billing invoices and tenant cash receipts

•	Straight line rent support for the last full calendar year and for the current year to date (if applicable)

•	Tenant ledger for the last full calendar year and for the current year to date
Access to the following for certain revenues, if applicable, for the most recent full calendar year and for the current year to date:

•	Schedule of parking revenues and related support (agreements, copy of receipts, etc.).

•	Schedule of interest income and related support (confirmations, bank statements, etc.).
Expenses

Access to the following for all expenses for the most recent full calendar year and for the current year to date:

•	Invoices

•	Check copies

Check register for current year to date

P-1

Access to the following for all certain expenses, if applicable, for the most recent full calendar year and for the current year to date:

•	Property tax bills

•	Insurance statements

•	Management fee agreement

•	Management fee calculation

•	Agreements with Contractors

•	Utility Bills
Note: Support should cover entire year and current year. Eg. If insurance policy is from July to June and we are in 2011; we would need July 2009 to June 2010; July 2010 to June 2011; and July 2011 to June 2012 (if available)
Reimbursable Expenses
Access to the following for the most recent full calendar year and for the current year to date:

•	CAM calculation to support monthly billings.

•	Year-end CAM reconciliation.
Post-closing

•	Final income statement for the current year from January 1, through the date of sale.

•	Final trial balance as of the date of sale.

•	Final general ledger for the current year from January 1, through the date of sale.

P-2

EXHIBIT Q
(CONTRACTS)

Property Number	Service Contract	Vendor Name	Date
I, II, III	Air Freshener	Tidy Aire, Inc.	3/1/2009
I, II, III	Disaster Recovery	RESTORx of Texas	4/27/2009
I, II, III	Elec	Constellation NewEnergy	6/1/2010
I, II	Elevator	Otis Elevator	11/1/2009
III	Elevator	ThyssenKrupp	3/1/2009
I, II, III	Ext Landscaping	Texas Star Landscapes, LLC	4/1/2009
I, II, III	Fire Protection	PAC Systems	4/15/2008
I, II, III	Generator	Clifford Power	5/1/2011
I, II	HVAC	McQuay	11/1/2007
III	HVAC	Trane Service Group	1/8/2008
I, II, III	Plant Maint	Ambius	5/1/2009
I, II, III	Janitorial	International Bldg Service	4/20/2007
I, II, III	Leasing	Capstar CRE Services	4/1/2009
I, II, III	Parking Lot Sweeping	C&D Commercial Services	10/1/2008
I, II, III	Pest Control	Terminix	3/1/2009
I, II, III	QEI Inspection	Boca Group Central	7/24/2009
I, II, III	Security	Allied Barton	4/1/2009
I, II, III	Summit Energy	Summit Energy	4/7/2010
I, II, III	Uniforms	UniFirst	4/27/2009
I, II, III	Water Treatment	Jentek	3/30/2009
I, II, III	Window Washing	City Wide Building Services	7/1/2009

Q-1

EXHIBIT R
(LEASING COMMISSIONS)

One Property Leasing Commissions:

Leasing Commission Agreement	Broker	Date
None.

Two Property Leasing Commissions:

Leasing Commission Agreement	Broker	Date
Cain, Watters & Associates, P.L.L.C.	Jones Lang LaSalle	1/10/2011
Dental Community Management, Inc.	Jones Lang LaSalle	5/4/2011
Family Legacy Trust Company	Jones Lang LaSalle	5/4/2011
Goranson, Bain, Larsen & Greenwald, L.C.	UGL Services – Equis Operations	11/11/2011
LiquidAgents, LLC	Jones Lang LaSalle	12/14/2009
Peeples&Hilburn, P.C.	Jones Lang LaSalle	5/4/2011

Three Property Leasing Commissions:

Leasing Commission Agreement	Broker	Date
None.

R-1

EXHIBIT S
(DUE DILIGENCE DOCUMENTS)

(i) All Leases, Lease profile reports, and Lease files.
(ii) A current rent roll (for the current year and last three calendar years) and aging receivables report for the current year.
(iii) A current operating report containing income and expenses for the current year and last three prior years.
(iv) All existing environmental and soils assessments and reports.
(v) Copies of the property tax bills for the current and prior year.
(vi) The most recent survey of the Property.
(vii) The most recent preliminary title report or title insurance policy.
(viii) All pending leases, lease proposals and letters of intent.
(ix) All contracts and agreements affecting the Property, including, without limitation, those pertaining to service, labor, construction, maintenance, and brokerage, but excluding any national contracts and management contracts.
(x) Copies of all documents regarding litigation, liens or threatened claims.
(xi) All building reports, structural reports, engineering data, and plans and specifications.
(xii) A list of personal property existing in which Seller has an interest.

S-1